Exhibit 10.1
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registration if publicly disclosed.
STRATEGIC COLLABORATION AND LICENSE AGREEMENT
This Strategic Collaboration and License Agreement (this “Agreement”) is made as of March 23, 2020 (the “Effective Date”), between Codexis, Inc., a Delaware corporation having its principal offices at 200 Penobscot Drive, Redwood City, California 94063 (“Codexis”) and Shire Human Genetic Therapies, Inc., a wholly-owned subsidiary of Takeda Pharmaceutical Company Limited and a Delaware corporation having its principal offices at 300 Shire Way, Lexington, MA 02421 (“Takeda”). Codexis and Takeda may each be referred to herein individually as a “Party” or collectively, as the “Parties.”
RECITALS
WHEREAS, Takeda is a global pharmaceutical company engaged in research, development, and commercialization of pharmaceutical products, including gene therapy products;
WHEREAS, Codexis is engaged in the field of protein sequence design, optimization, and evolution and has developed its CodeEvolver® technology platform that can develop, discover, engineer and/or evolve protein sequences to achieve desired biophysical properties; and
WHEREAS, the Parties desire to collaborate for Codexis to discover certain novel protein sequences, which may be encoded as nucleic acid sequences for use in gene therapy products, and for Takeda to further research, development, and potentially commercialize such protein sequences and nucleic acid sequences as therapeutic products in accordance with the terms of this Agreement.
NOW THEREFORE, in consideration of the promises and undertakings set forth herein, the Parties agree as follows:
1. DEFINITIONS
1.1 “Accounting Standards” means (a) U.S. generally accepted accounting principles (GAAP) with respect to Codexis, (b) the International Financial Reporting Standards (IFRS) with respect to Takeda and (c) GAAP or IFRS, as applicable, with respect to Takeda’s Affiliate or sublicensee, in each case of (a), (b) and (c), in effect at the relevant time, as generally and consistently applied.
1.2 “Additional Candidate” means (a) any Protein Sequences designed, discovered, optimized and/or evolved by or on behalf of either Party or both Parties in the course of an Additional Program for the relevant Additional Field and (b) those Protein Sequences discovered for the Additional Field, prior to the Effective Date, by or on behalf of Codexis, if any. For clarification, Additional Candidate includes any Protein Sequences derived from [***], provided, however those Protein Sequences that include, contain, or are combined with [***] shall be excluded from this subsection (b).
1.3 “Additional Field” means the Treatment of an Additional Indication in humans.
1.4 “Additional Indication” has the meaning set forth in Section 5.1.
1.5 “Additional Product” means a product that includes, contains or incorporates one or more Additional Sequences delivered by a Gene Therapy Vehicle, including all forms, presentations, strengths, doses and formulations (including any methods of delivery), whether solely or together with Other Components of such product.
1.6 “Additional Program” means, collectively, the activities undertaken or to be undertaken pursuant to the applicable Program Plan for the Development of one or more Additional Candidates.

1.7 “Additional Sequence” means any nucleic acid sequences, including a deoxyribonucleic acid or ribonucleic acid sequence, encoding an Additional Candidate.
1.8 “Additional Target Gene” means any gene, the Modulation of which would lead to the Treatment of an Additional Indication.
1.9 “Affiliate” means, with respect to a Party, any Person that directly or indirectly is controlled by, controls or is under common control with such Party to this Agreement. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors, (b) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors or equivalent governing body or management of a corporation or other entity; provided that, if local Applicable Law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Applicable Law, be owned by foreign interests.
1.10 “Agreement” shall have the meaning set forth in the preamble hereto.
1.11 “Alliance Manager” shall have the meaning set forth in Section 7.8.
1.12 “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.
1.13 “Applicable Law” means all laws, statutes, rules, regulations, ordinances, guidelines and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision and orders of any kind whatsoever of any Governmental Authority, including cGCP, cGLP, cGMP, FFDCA, the U.S. Public Health Service Act, Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder.
1.14 “Audited Party” shall have the meaning set forth in Section 11.6(b).
1.15 “Auditing Party” shall have the meaning set forth in Section 11.6(b).
1.16 “Auditor” shall have the meaning set forth in Section 11.6(b).
1.17 “Background IP” means the Intellectual Property Controlled by a Party, or any of its Affiliates, prior to the Effective Date and/or created or acquired by or on behalf of a Party, or any of its Affiliates, during the Term independently of this Agreement. Codexis Platform IP constitutes Background IP of Codexis.
1.18 “BLA” means, as applicable, a Biologics License Application (as defined in 21 C.F.R. 600 et seq.), or a New Drug Application (as defined in 21 C.F.R. Parts 314 et seq.) or, in each case, its successor regulation.

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1.19 “Biosimilar Competition Percentage” means, with respect to any Product in a given country in the Territory in a given Calendar Quarter, [***], divided by the sum of: (a) [***], plus (b) [***], where, in each case, [***] market data provided by a Third Party mutually agreed upon by the Parties, and [***] shall be normalized, if necessary, so that [***].
1.20 “Biosimilar Product” means, with respect to a product, a biological medicinal product or biological product for human use which: (a) is highly similar to such product notwithstanding minor differences in clinically inactive components; (b) has no clinically meaningful differences with regard to such product in terms of safety, purity, or potency, as determined by Applicable Law or any applicable Regulatory Authority; and (c) is approved for use (i) in the U.S., under 42 U.S.C § 262(k) as a biosimilar biological product (as defined in 42 U.S.C. § 262(i)(1), (2)) and for which such product is the reference product (as defined in 42 U.S.C. § 262(i)(4)) or (ii) in any other country or jurisdiction, pursuant to an equivalent regime in such country or jurisdiction, and for which such product is the reference product.
1.21 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in (a) Redwood City, California, (b) Boston, Massachusetts or (c) Japan are authorized or obligated by Applicable Law to close.
1.22 “Calendar Quarter” means, with respect to any given Calendar Year, the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.
1.23 “Calendar Year” means each successive period of twelve (12) consecutive months commencing on January 1 and ending on December 31; provided, however, that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31, 2020; and (b) the last Calendar Year of the Term shall end on the effective date of expiration or termination of this Agreement.
1.24 “Candidates” mean Fabry Candidates, Pompe Candidates, [***] Candidates, Additional Candidates, subject to Section 5.1, and Option Candidates, subject to Section 5.2.
1.25 “cGCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guideline adopted by the ICH, titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” (or any successor document) including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time.
1.26 “cGLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.
1.27 “cGMP” means the then-current good manufacturing practices required by the FDA, as set forth in the FFDCA, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Law related to the manufacture and

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testing of pharmaceutical materials in jurisdictions outside the U.S., including the quality guideline promulgated by the ICH designated ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, in each case as they may be updated from time to time.
1.28 “Clinical Trial” means a Phase I Clinical Trial, Phase I/II Clinical Trial, Phase II Clinical Trial, Phase II/III Clinical Trial, Phase III Clinical Trial, Pivotal Clinical Trial or such other study in humans that is conducted in accordance with cGCP and is designed to generate data in support or maintenance of an IND or MAA, or other similar marketing application.
1.29 “Codexis” shall have the meaning set forth in the preamble hereto.
1.30 “Codexis Candidate/NAS Patents” means any Codexis Patent that [***].
1.31 “Codexis Foreground IP” shall have the meaning set forth in Section 10.1(b).
1.32 “Codexis Foreground Patent” means any Patent that Covers Codexis Foreground IP, but excluding any Patents included in or under any Codexis’s Background IP.
1.33 “Codexis Indemnitees” shall have the meaning set forth in Section 18.1.
1.34 “Codexis Internal Fee” means on a Program Budget-by-Program Budget basis, those [***] in accordance with each applicable Program Plan.
1.35 “Codexis Know-How” means Know-How Controlled by Codexis, or its Affiliate(s), as of the Effective Date or during the Term, including any Know-How included in or under any Codexis’s Background IP, the Codexis Foreground IP, the Codexis Results and/or the Deliverables, that is necessary or reasonably useful (a) to conduct the activities under the Programs and (b) to Develop, Manufacture, or Commercialize any Candidates, corresponding Nucleic Acid Sequences and Products for the applicable Field in the Territory, but excluding any Know-How that encompasses the Codexis Platform.
1.36 “Codexis Patents” means any Patents Controlled by Codexis, or its Affiliate(s), as of the Effective Date or during the Term, including any Codexis Foreground Patents or Patents included in or under any Codexis’s Background IP, that are necessary or reasonably useful (a) to conduct the activities under the Programs and (b) to Develop, Manufacture, or Commercialize any Candidates, corresponding Nucleic Acid Sequences and Products for the applicable Field in the Territory, but excluding any Patents that Covers the Codexis Platform.
1.37 “Codexis Platform” means the CodeEvolver® technology platform Controlled by Codexis, or its Affiliates, used to design, discover, engineer and/or evolve Protein Sequences to achieve desired biophysical properties, as further described under Schedule 1.37, including any modification, enhancement or improvement to such platform.
1.38 “Codexis Platform IP” means any and all Intellectual Property that Covers the Codexis Platform. For clarification, the Codexis Platform IP does not include any Codexis Technology, Takeda’s Background IP or Takeda Foreground IP.
1.39 “Codexis Program Expenses” means (a) the Codexis Internal Fee and (b) [***] Third Party costs and expenses, in each case (a) and (b), [***] by Codexis in furtherance of a Program in accordance with the applicable Program Plan during the applicable Program Period.

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1.40 “Codexis Results” shall have the meaning set forth in Section 10.1(c).
1.41 “Codexis Technology” means the Codexis Patents and the Codexis Know-How. For clarification, Codexis Technology includes the Codexis Foreground IP.
1.42 “Combination Product” means: (a) a product that contains a Product and one or more Other Components; or (b) a Product that is co-packaged or combined with one or more Other Components, and such Product and Other Components are sold for a single price.
1.43 “Commercialization” or “Commercialize” means any and all activities relating to the preparation for sale of, offering for sale of, or sale of a product or service, including activities related to launching, marketing, promoting, distributing, detailing, importing, exporting, pricing, reimbursement, and advertising such product, and interacting with Regulatory Authorities regarding any of the foregoing.
1.44 “Commercially Reasonable Efforts” means, with respect to the efforts and resources to be expended, or considerations undertaken, by a party or its affiliate with respect to any objective, whereby such efforts and resources shall be undertaken using reasonable, good faith efforts that [***] companies would normally use to accomplish a similar objective, activity or decision under similar circumstances. Such efforts and resources shall be consistent with those efforts and resources commonly used by similarly situated biotechnology or pharmaceutical companies under similar circumstances for similar nucleic acid sequence or products owned or controlled by such companies, which nucleic acid sequence or product, as applicable, is at a similar stage in its development or product life and is of similar market potential taking into account: (a) [***], (b) [***], (c) [***], (d) [***], (e) [***], (f) [***]. Takeda’s Commercially Reasonable Efforts with respect to Development, Manufacture, seeking and obtaining Regulatory Approval, or Commercialization of any Product (including seeking and obtaining Pricing Approval) shall be [***] and it is anticipated that the level of effort and resources that constitute “Commercially Reasonable Efforts” with respect to [***].
1.45 “Commercialization Milestone Event” shall have the meaning set forth in Section 11.2(b).
1.46 “Commercialization Milestone Payment” shall have the meaning set forth in Section 11.2(b).
1.47 “Confidential Information” means any non-public or proprietary information (whether scientific, technical, financial, business or otherwise) disclosed by or on behalf of either Party or its Affiliate(s) to the other Party or its Affiliate(s) in connection with the activities contemplated by this Agreement, which may include ideas, inventions, discoveries, concepts, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, inventories, machines, techniques, development, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, Regulatory Materials, Know-How and submissions pertaining to, or made in association with, filings with any Governmental Authority, data, including pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, whether disclosed in oral, written, graphic, or electronic form. This Agreement and the terms herein shall be deemed the Confidential Information of both Parties.

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1.48 “Contractor” shall have the meaning set forth in Section 3.4.
1.49 “Control” (and, as applicable “Controlled” or “Controlling”) means with respect to any Intellectual Property, possession by a Party of the ability, whether arising by ownership or license (without taking into account any rights granted by a Party to the other Party hereunder), to grant a license or sublicense to or under such Intellectual Property without violating the terms of any written agreement or other arrangement with, or necessitating the consent of, any Third Party, at such time that the Party would be first required under this Agreement to grant the other Party such license or sublicense.
1.50 “Cover,” “Covers,” or “Covered” means, with respect to a subject matter at issue and a relevant Patent or specific claim(s) of a Patent, in the absence of ownership or a (sub)license granted under such Patent, the Development, Manufacturing, Commercialization or other exploitation of such subject matter at issue would infringe such Patent or specific claim(s) thereof, or, in the case of a Patent that has not yet issued, would infringe such Patent or specific claim(s) thereof if it were to issue in its then current form or in a substantially similar version.
1.51 “Cure Period” shall have the meaning set forth in Section 15.2(e).
1.52 “Damages” means all losses, costs, claims, damages, judgments, liabilities, and expenses (including reasonable attorneys’ fees and other reasonable out-of-pocket costs in connection therewith).
1.53 “Deliverables” means, with respect to each Program, the items specified as Deliverables in the applicable Program Plan. For clarity, Deliverables may include any Codexis Results that are necessary or reasonably useful for the Exploitation of the applicable Candidates, Nucleic Acid Sequences, and/or Products.
1.54 “Develop” or “Development” means, together with all correlative meanings, all research and pre/non-clinical and clinical drug development activities, conducted before or after obtaining Regulatory Approval that are reasonably related to or leading to the development, preparation, and submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting, maintaining or expanding Regulatory Approval or to the appropriate Governmental Authority for obtaining, supporting, maintaining or expanding pricing and reimbursement approval, including without limitation, all activities related to Chemistry, Manufacturing and Controls (CMC), preclinical testing, assay development and validation, in vivo testing, biomarker development and validation, toxicology, pharmacokinetic profiling, optimizing, design and conduct of Clinical Trials and any other clinical trials or studies, regulatory affairs, statistical analysis, report writing, and regulatory filing creation and submission (including the services of outside advisors and consultants in connection therewith). Development expressly excludes (a) Non-Gene Therapy Research, (b) Commercialization and (c) the Manufacture and accumulation of any inventory of a product.
1.55 “Development Milestone Event” shall have the meaning set forth in Section 11.2(a)(i).
1.56 “Development Milestone Payment” shall have the meaning set forth in Section 11.2(a)(i).
1.57 “Dispute” shall have the meaning set forth in Section 19.1.
1.58 “Dollars” or “$” means the legal tender of the United States.

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1.59 “Effective Date” shall have the meaning set forth in the preamble hereto.
1.60 “EMA” means the European Medicines Agency or any successor agency or authority thereto.
1.61 “European Union” or “EU” means all the European Union member states as of the applicable time during the Term.
1.62 “Evaluation Research” means any activities related to the Development of a Product outside the applicable Field in the Territory, which expressly excludes (a) IND-enabling pre-clinical and clinical Development, (b) Commercialization and (c) Manufacture of a Product outside the applicable Field.
1.63 “Exclusivity Period” means the period beginning as of the Effective Date and ending on the [***] ([***]) anniversary of the Effective Date, provided, however, [***].
1.64 “Exploit” means, together with all correlative meanings, to Develop, Manufacture and/or Commercialize.
1.65 “Fabry Candidate” means (a) a Protein Sequence designed, discovered, optimized and/or evolved by or on behalf of either Party or both Parties in the Fabry Program for the Fabry Field and (b) those Protein Sequences coded as [***] and [***], and any other Protein Sequence discovered prior to the Effective Date by or on behalf of Codexis for the Fabry Field, including, [***] sequences.
1.66 “Fabry Disease” means a disease [***], including any Indication thereof.
1.67 “Fabry Field” means the Treatment of Fabry Disease in humans.
1.68 “Fabry Product” means a product that includes, contains or incorporates one or more Fabry Sequences delivered by a Gene Therapy Vehicle, including all forms, presentations, strengths, doses and formulations (including any methods of delivery), whether solely or together with Other Components of such product.
1.69 “Fabry Program” means, collectively, the activities undertaken or to be undertaken pursuant to the applicable Program Plan for the Development of one or more Fabry Candidates.
1.70 “Fabry Sequence” means any nucleic acid sequences, including a deoxyribonucleic acid or ribonucleic acid sequence, encoding a Fabry Candidate.
1.71 “Fabry Target Gene” means the [***] gene or any other gene, the Modulation of which would lead to the Treatment of Fabry Disease in humans.
1.72 “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.
1.73 “FFDCA” means the U.S. Federal Food, Drug and Cosmetic Act, (21 U.S.C. §301 et seq.), as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
1.74 “Fields” means Fabry Field, Pompe Field, [***] Field, Additional Fields, subject to Section 5.1, and Option Field, subject to Section 5.2 (each, a “Field”).
1.75 “First Commercial Sale” means, on a Product-by-Product and country-by-country basis, the first sale of a Product in a country by Takeda or its Affiliates or sublicensees to an end user or prescriber

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for use, consumption or resale of such Product in such country in the Territory for the Field where all Regulatory Approvals that are required in order to sell such Product in such country for the Field has been obtained and where such sale results in Net Sales. For clarification, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or sublicensee, unless such Affiliate or sublicensee is the end user or prescriber of the Product; (b) any use of such Product in Clinical Trials or non-clinical Development activities with respect to such Product by or on behalf of a Party; or (c) any disposal or transfer of such Product for a bona fide charitable purpose, compassionate use, or samples.
1.76 “Force Majeure” means any event beyond the reasonable control of the affected Party that materially affects the Party’s performance of its obligations, except payment obligations, under this Agreement, including embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; epidemics, fire, floods, earthquakes or other acts of nature; or acts, omissions or delays in acting by any Governmental Authority (including the refusal of the competent Governmental Authorities to issue required Regulatory Approvals due to reasons other than the affected Party’s negligence or willful misconduct or any other cause within the reasonable control of the affected Party) and failure of plant or machinery due to such events (provided that such event or failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).
1.77 “Gene Therapy Vehicle” means (a) any [***] that encapsulate or contain therapeutic genes or (b) any other gene delivery technologies, [***] in each case of (a) and (b), [***] or other technologies that act as the vehicle or carrier for delivering therapeutic genes into cells.
1.78 “Governmental Authority” means any multi-national, national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal), including any Regulatory Authority.
1.79 [***]
1.80 “[***] Candidate” means (a) any Protein Sequence designed, discovered, optimized and/or evolved by or on behalf of either Party or both Parties in the [***] Program for the [***] Field and (b) those Protein Sequences discovered for the [***] Field prior to the Effective Date by or on behalf of Codexis, if any.
1.81 “[***] Field” means the Treatment of [***].
1.82 “[***] Product” means a product that includes, contains or incorporates one or more [***] Sequences delivered by a Gene Therapy Vehicle, including all forms, presentations, strengths, doses and formulations (including any methods of delivery), whether solely or together with Other Components of such product.
1.83 “[***] Program” means, collectively, the activities undertaken or to be undertaken pursuant to the applicable Program Plan for Development of one or more [***] Candidates.
1.84 “[***] Sequence” means any nucleic acid sequences, including a deoxyribonucleic acid or ribonucleic acid sequence, encoding a [***] Candidate.

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1.85 “[***] Target Gene” means the [***] or any other gene, the Modulation of which would lead to the Treatment of [***].
1.86 “ICH” means the International Conference on Harmonization.
1.87 “IMS” means IMS Consulting Group.
1.88 “IND” means (a) an Investigational New Drug application filed with the FDA as defined in FFDCA, as amended, and applicable regulations promulgated hereunder by the FDA, (b) equivalent application filed with the Regulatory Authority of a country in the Territory other than the U.S., the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical (or biological) product in humans in such jurisdiction (such as an application for a Clinical Trial Authorization in the EU or China), or (c) documentation issued by a Regulatory Authority that permits the conduct of clinical testing of a product in humans in any jurisdiction.
1.89 “Indemnitee” shall have the meaning set forth in Section 18.3(a).
1.90 “Indemnitor” shall have the meaning set forth in Section 18.3(a).
1.91 “Indemnification Claim Notice” shall have the meaning set forth in Section 18.3(a).
1.92 “Indication” means an entirely separate and distinct disease or medical condition in humans (i.e., a separate and distinct histotype) that a pharmaceutical or biological product: (a) that is in Clinical Trials is intended to treat; or (b) has received a separate and distinct Regulatory Approval with an approved label claim to treat such disease or condition, as applicable, as set forth in the a New Drug Approval Application as defined in the FFDCA, BLA or prescribing information for a Product, as applicable, for which such Product has received regulatory approval from the FDA. For clarity: (i) moving from one line of therapy to another within an Indication (e.g., moving from second-line therapy to first-line therapy) shall not be considered to be a new Indication; (ii) a single Indication would include the primary disease and all variants or sub-divisions or sub-classifications within such primary disease, and regardless of prophylactic or therapeutic use, pediatric or adult use and irrespective of different formulation(s), dosage forms, dosage strengths, or delivery system(s) used; (iii) initiating a Clinical Trial or obtaining Regulatory Approval for use of a pharmaceutical or biological product in combination with another pharmaceutical or biological product, where a Clinical Trial had been initiated or Regulatory Approval obtained for such first pharmaceutical or biological product for use as monotherapy or in combination with a different pharmaceutical or biological product, shall not be considered to be a new Indication; and (iv) initiating a Clinical Trial or obtaining Regulatory Approval for use of a pharmaceutical or biological product in a specific patient population where such Clinical Trial is initiated or Regulatory Approval is obtained without reference to such specific patient population or for a different patient population, shall not be considered a new Indication.
1.93 “Indirect Taxes” shall have the meaning set forth in Section 11.5.
1.94 “Infringement Action” shall have the meaning set forth in Section 14.2(a).
1.95 “Initial Programs” shall have the meaning set forth in Section 3.1.
1.96 “Intellectual Property” means Patents, Know-How, copyrights, trademarks, service marks, and other intellectual property or proprietary rights (including, without limitation, applications relating

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thereto and extensions thereof) in any inventions, techniques, know-how or discoveries, whether or not patentable.
1.97 “Invention” means any discovery, invention, contribution, method, data, information, results, findings, or improvements, whether or not patentable, which are conceived and reduced to practice in the performance of each Program and/or in the course of conducting permitted activities under this Agreement, and any and all Intellectual Property therein.
1.98 “JSC” or “Joint Steering Committee” shall have the meaning set forth in Section 7.1.
1.99 “JSC Term” shall have the meaning set forth in Section 7.1.
1.100 “Know-How” means, whether in written, electronic, oral or other tangible or intangible form and whether protectable under patent, copyright, trade secrecy or other laws, any materials and information, including developments, conclusions, strategies, techniques, methods, methodologies, processes, procedures, technology, skills, experience, expertise, practices, recipes, formulae, designs, equipment configurations and uses, samples (whether biological, chemical or otherwise), compounds and cell lines, and assays (whether biological, chemical, pharmacological, toxicological, clinical, or otherwise), trade secrets, data (such as Manufacturing data, preclinical and clinical data), specifications, ingredients, intermediates, Manufacturing processes, formulation, specifications, sourcing information, quality control and testing procedures, and related knowledge and trade secrets. For the purpose of this definition, the word “information” means any information, whether technical, scientific, financial, business or otherwise, pertaining to or embodying any of the foregoing items (including, any information pertaining to or made in association with any Regulatory Materials or any other submissions or filings with any Governmental Authority or patent office).
1.101 “Manufacture” means, with respect to a product, those manufacturing activities involved in or relating to (a) manufacturing process development, (b) CMC activities including analytical development and qualification, formulation development, solubility testing, bulk drug substance manufacturing, stability testing and scale-up activities, bulk drug product manufacturing and stability testing, (c) quality assurance and quality control activities including validation testing, qualification and audit of clinical and commercial manufacturing facilities, and (d) in the case of either a clinical or commercial supply of such product or supply of such product for any non-clinical study, the manufacturing, processing, formulating, packaging, labeling, holding, quality control testing and release of such product.
1.102 “Marketing Authorization Application” or “MAA” means (a) any BLA filed with the FDA to gain approval to market a biopharmaceutical product in the U.S., (b) a marketing authorization application filed with (i) the EMA under the centralized EMA filing procedure to gain approval to market a biopharmaceutical or diagnostic product in the EU, or (ii) a Regulatory Authority in any EU country if the centralized EMA filing procedure is not used to gain approval to market a biopharmaceutical or diagnostic product in the EU, or (c) any other equivalent or related Regulatory Authorization filed in support of approval to market a biopharmaceutical or diagnostic product in any country outside the U.S. or EU, and, in each case ((a) through (c)), including any amendments thereto, and supplements, variations, extensions and renewals thereof, but excluding Pricing Approval applications.
1.103 “Modulate” or “Modulation” means to edit, engineer, modify, or modulate a gene or locus, including by means of gene knock-out, gene tagging, gene disruption, gene mutation, gene addition,

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gene insertion, gene introduction, gene deletion, gene activation, gene silencing, or gene knock-in, which includes knock-in of a human gene, a heterologous gene, a mutated gene, or an evolved gene into a genomic locus, or as extrachromosomal element such as an episome.
1.104 “Net Sales” means, with respect to each Product, the gross amounts invoiced or otherwise billed by Takeda, its Affiliates or any of its sublicensees for sales or other transfer or disposition for value of such Product to an unaffiliated Third Party (other than any of sublicensees of Takeda or its Affiliates), less the following deductions actually made:
(a) trade discounts, including trade, cash and quantity discounts or rebates, credits or refunds (including inventory management fees, discounts or credits);
(b) allowances or credits actually granted upon claims, damaged goods, returns or rejections of such Product, including in connection with recalls;
(c) bad debts; provided, however, that the amount of any bad debts deducted pursuant to this exception and actually collected in a subsequent Calendar Quarter shall be included in Net Sales for such subsequent Calendar Quarter;
(d) charges included in the gross sales price for freight, insurance, transportation, postage, handling, warehousing, insurance and any other charges directly relating to the sale, transportation, delivery or return of such Product;
(e) customs duties, sales, excise and use taxes and any other governmental charges (including value added tax) levied on and actually paid in connection with the transportation, distribution, use or sale of such Product (but excluding taxes imposed on or measured by income) and permitted as a sales deduction from gross sales by the applicable Accounting Standard;
(f) that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended), the Japanese Act on Pharmaceuticals and Medical Devices Agency or other similar foreign laws that Takeda, its Affiliates or (sub)licensees, as applicable, allocate as a sales deduction from gross sales of such Product in accordance with the applicable Accounting Standard consistently applied by Takeda, its Affiliates, or (sub)licensees;
(g) rebates and chargebacks or retroactive price reductions made to federal, state or local governments (or their agencies), or any Third Party payor, administrator or contractor, including managed health organizations; and
(h) any item substantially similar in character or substance to any of the foregoing Section 1.104(a) through (g), which is permitted as a sales deduction from gross sales by the applicable Accounting Standard prevailing at the time and customary in the pharmaceutical industry at the time.
All gross amounts invoiced and all of the foregoing deductions from the gross amounts invoiced will be determined in accordance with the Accounting Standards as consistently applied by Takeda or its Affiliate or sublicensee, as applicable, with respect to external reporting. In the event that Takeda, its Affiliates or any of its sublicensees makes any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the

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adjustments will be reported and reconciled in the next report and payment of any royalties will be due.

In the event a Product is sold as a Combination Product, Net Sales of the Combination Product will be calculated by multiplying the total Net Sales of the Combination Product by the fraction A/(A+B), where A is the average per unit Net Sales in the applicable country in the Territory of the Product sold separately (without any Other Components) in the same formulation and dosage in a comparable Indication, and B is the sum of the average per unit Net Sales in the applicable country in the Territory of all Other Components (in the same formulation and dosage in a comparable Indication as in the Combination Product) in the Combination Product, as applicable, in each case sold separately during the applicable Calendar Quarter. If A or B cannot be determined because average selling prices for the Product or the Other Component(s) are not available separately in a particular country, then the Parties shall discuss an appropriate allocation of Net Sales to the Product and to the Other Component(s), and thereafter the Parties will mutually agree upon the allocation of Net Sales for the relevant transactions in good faith based on an equitable method of determining the same that takes into account, in the Territory, variations in potency, the relative contribution of each therapeutically active ingredient, and relative value to the end user of each therapeutically active ingredient.

If a Product is sold in any country in the Territory as part of a bundle of products at a price that is discounted by a percentage that is greater than the percentage by which any other product in such bundle is discounted, in each case by reference to the non-discounted price of the Product or such other product, as applicable, charged to an independent Third Party during the same period in such country in the Territory or, in the absence of such sales in such country in the Territory, on the fair market value of the Product or such other product, as applicable, in such country in the Territory, then the Net Sales attributable to sales of such Product in such bundle in such country in the Territory shall be increased so as to reduce the discount on such Product to an amount that is equivalent, on a percentage basis, to the discount on such other product in such bundle.

Notwithstanding the foregoing, sale of a Product by Takeda, its Affiliates or any of its sublicensees to another of such Persons shall be deemed a sale or other transfer or disposition for value of a Product for purposes of this definition of “Net Sales” if such Person is the end user of such Product sold or transferred.

Any use, supply or donation of a Product by Takeda, its Affiliates or any of its sublicensees for no profit and (i) in connection with patient assistance programs, (ii) for charitable or promotional purposes, (iii) for preclinical, Clinical Trial, regulatory or governmental purposes, or compassionate use or other similar programs, or (iv) for tests or studies reasonably necessary to comply with any Applicable Law, regulation or request by a Regulatory Authority, in each case (i), (ii), (iii) and (iv), shall not be deemed sales of such Product for the purposes of this definition of “Net Sales.”

1.105 “Non-Gene Therapy Research” means, other than any activities related to the Development, Manufacturing and Commercialization of any Products in the applicable Field, any activities related to the discovery, identification, profiling, characterization, advancement or progression of Candidates, whether within or outside the applicable Field, which expressly excludes (a) IND-enabling pre-clinical and clinical Development, (b) Commercialization and (c) Manufacture of any Candidates.

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1.106 “Non-Gene Therapy Research License Term” means the period beginning on the Effective Date and expiring on the [***] ([***]) anniversary of the Effective Date.
1.107 “Nucleic Acid Sequence” means (a) Fabry Sequence, (b) Pompe Sequence, (c) [***] Sequence, (d) subject to Section 5.1, any Additional Sequence, (e) subject to Section 5.2, any Option Sequence and (f) in each case (a) through (e), derivatives, fragments, progeny, or modifications thereto.
1.108 “Option Candidate” means (a) any Protein Sequences designed, optimized and evolved by or on behalf of either Party or both Parties in the Option Program for the Option Field and (b) those Protein Sequences discovered for the Option Field, prior to the Effective Date, by or on behalf of Codexis, if any.
1.109 “Option Exercise Notice” shall have the meaning set forth in Section 5.2.
1.110 “Option Fee” means [***].
1.111 “Option Field” means the Treatment of an Option Indication.
1.112 “Option Indication” has the meaning set forth in Section 5.2.
1.113 “Option Product” means a product that includes, contains or incorporates one or more Option Sequences delivered by a Gene Therapy Vehicle, including all forms, presentations, strengths, doses and formulations (including any methods of delivery), whether solely or together with other components of such product.
1.114 “Option Program” means, collectively, the activities undertaken or to be undertaken pursuant to the applicable Program Plan for the Development of one or more Option Candidates.
1.115 “Option Sequence” means any nucleic acid sequences, including a deoxyribonucleic acid or ribonucleic acid sequence, encoding an Option Candidate.
1.116 “Option Target Gene” means any gene, the Modulation of which would lead to the Treatment of the Option Indication.
1.117 “Other Components” means other clinically active (a) compounds or (b) substances, in each case (a) and (b), including those that Modulate a gene target, that are co-formulated or co-packaged within a single box or sales unit or that are sold separately but approved (or being developed for approval) for use in combination, whether sold at a single price point or under separate price points or as part of a course of treatment, which compounds or substances that have a clinical effect when administered as a stand-alone product, are not a Product, are not Covered by a Codexis Patent, and do not embody any Codexis Know-How.
1.118 “Other IP” shall have the meaning set forth in Section 10.1(d).
1.119 “Party” or “Parties” shall have the meaning set forth in the preamble hereto.
1.120 “Patent(s)” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either claiming priority to such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and requests for continued examinations, (c) any and all patents that have

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issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, innovation patents, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, inter partes review, oppositions, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.
1.121 “Patent Committee” shall have the meaning set forth in Section 13.1.
1.122 “Payment” shall have the meaning set forth in Section 11.5.
1.123 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including any Governmental Authority (or any department, agency, or political subdivision thereof).
1.124 “Phase I Clinical Trial” means a clinical trial of an investigational product in human subjects with the primary objective of characterizing its safety, tolerability, and pharmacokinetics and identifying a recommended dose and regimen for future studies as described in 21 C.F.R. 312.21(a), or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents.
1.125 “Phase I/II Clinical Trial” means a combined Phase I Clinical Trial and Phase II Clinical Trial. For the purposes of this Agreement, a Phase I/II Clinical Trial shall be deemed a Phase II Clinical Trial for the purposes of Section 11.2(a)(i).
1.126 “Phase II Clinical Trial” means a clinical trial of an investigational product in patients with the primary objective of characterizing its activity in a specific disease state as well as generating more detailed safety, tolerability, pharmacokinetics, and dosing information as described in 21 C.F.R. 312.21(b), or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States including a human clinical trial that is also designed to satisfy the requirements of 21 C.F.R. 312.21(a) or corresponding foreign regulations and is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. 312.21(b) (or corresponding foreign regulations) or otherwise to enable a Phase III Clinical Trial (e.g., a Phase II/III Clinical Trial). The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents.
1.127 “Phase II/III Clinical Trial” means a combined Phase II Clinical Trial and Phase III Clinical Trial. For the purposes of this Agreement, a Phase II/III Clinical Trial shall be deemed a Phase III Clinical Trial for the purposes of Section 11.2(a)(i).
1.128 “Phase III Clinical Trial” means any clinical trial of an investigational product in patients that incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim to obtain Regulatory Approval in any country as described in 21 C.F.R. 312.21(c), or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents.

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1.129 “Pivotal Clinical Trial” means a human clinical trial in any country that is prospectively designed to generate data intended to satisfy the requirements of 21 C.F.R. § 312.21(c) (as amended) in the U.S. or a similar clinical study prescribed by a Regulatory Authority from another country, from time to time, pursuant to Applicable Law.
1.130 “PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.
1.131 “Pompe Candidate” means (a) a Protein Sequence designed, discovered, optimized and/or evolved by or on behalf of either Party or both Parties in the Pompe Program for the Pompe Field and (b) those Protein Sequences coded as [***], and any other Protein Sequences discovered prior to the Effective Date by or on behalf of Codexis for the Pompe Field, including [***] sequences.
1.132 “Pompe Disease” means a [***], including any Indication thereof.
1.133 “Pompe Field” means the Treatment of Pompe Disease in humans.
1.134 “Pompe Product” means a gene therapy product that includes, contains or incorporates one or more Pompe Sequences delivered by a Gene Therapy Vehicle, including all forms, presentations, strengths, doses and formulations (including any methods of delivery), whether solely or together with Other Components of such product.
1.135 “Pompe Program” means, collectively, the activities undertaken or to be undertaken pursuant to the applicable Program Plan for Development of the Pompe Candidate.
1.136 “Pompe Sequence” means any nucleic acid sequences, including a deoxyribonucleic acid or ribonucleic acid sequence, encoding a Pompe Candidate.
1.137 “Pompe Target Gene” means the [***] gene or any other gene, the Modulation of which would lead to the Treatment of Pompe Disease.
1.138 “Pricing Approval” means any approval, agreement, determination, or decision establishing prices that can be charged to consumers for a pharmaceutical product or that will be reimbursed by Governmental Authorities for a pharmaceutical (or biological) product, in each case, in a country in the Territory where Governmental Authorities or Regulatory Authorities approve or determine pricing for pharmaceutical products.
1.139 “Products” means a Fabry Product, a Pompe Product, a [***] Product, an Additional Product, subject to Section 5.1, or an Option Product, subject to Section 5.2 (and each, a “Product”).
1.140 “Program” means the Fabry Program, Pompe Program, [***] Program, Additional Program, if any such Additional Program is initiated in accordance with Section 5.1, or Option Program, if any such Option Program is initiated in accordance with Section 5.2 (collectively, the “Programs”), excluding any Terminated Program.
1.141 “Program Budget” means, with respect to a Program, the detailed budget for the completion of the activities contemplated under the Program Plan, provided in the applicable Program Plan.
1.142 “Program Period” means, on a Program-by-Program basis, the period (a) commencing on (i) the Effective Date with respect to each Initial Program or (ii) the date when a Program Plan is first confirmed and reduced to writing by the Parties with respect to each of the Additional Programs

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and Option Program, and (b) ending upon the earlier of (i) completion of all activities stipulated in the applicable Program Plan or (ii) the Program Termination Date.
1.143 “Program Plan” means a mutually agreed upon written plan detailing the activities to be conducted by the Parties and associated Program Budgets for the applicable Program, including, but not limited to, (a) the purpose and scope of such Program, (b) the applicable Field, (c) the nature, scope and timeframe of the activities to be conducted by each Party; (d) to the extent practicable, the characteristics of the Protein Sequence(s) to be designed, engineered, and/or evolved, and (e) such other information, processes or procedures as Takeda and Codexis may mutually agree upon. The Program Plans respectively for the Fabry Program, the Pompe Program and the [***] Program are attached hereto as Exhibit B, Exhibit C, and Exhibit D.
1.144 “Program Termination Date” means, with respect to each Program, (a) the date when [***] ([***]) days expire following Codexis’s receipt of a termination notice from Takeda pursuant to Section 5.3 or (b) the date of termination of this Agreement with respect to such Program pursuant to Section 15.2.
1.145 “Prosecution” means the preparation, drafting, filing, prosecution (including any interferences, reissue proceedings, reexaminations, inter partes reviews, post-grant reviews, oppositions and Patent office appeals) and maintenance of Patents. When used as a verb, “Prosecute” means to engage in Prosecution.
1.146 “Protein Sequence” means a protein sequence and any and all derivatives, fragments, progeny or modifications thereto.
1.147 “Regulatory Approval” means, with respect to a Product in any country or jurisdiction, all approvals (including where required to market the Product, any Pricing Approval), registrations, licenses or authorizations from a Regulatory Authority in a country or jurisdiction that are necessary to market and sell such Product in such country or jurisdiction.
1.148 “Regulatory Authority” means any national or supranational Governmental Authority (including, without limitation, the FDA, EMA and PMDA) which has regulatory responsibility and authority in one or more countries for review and approval of development and commercialization of therapeutic products.
1.149 “Regulatory Materials” means, with respect to each Product, (a) all applications (including all INDs and MAAs), registrations, licenses, authorizations, and approvals (including Regulatory Approvals), and amendments and supplements for any of the foregoing, and (b) all documentation, correspondence, submissions and notifications submitted to or received from a Regulatory Authority that are necessary or reasonably useful in order to Exploit such Product in the Field in the Territory, including the contents of any minutes from meetings (whether in person or by audio conference or videoconference) with a Regulatory Authority, all regulatory drug lists, advertising and promotion documents shared with Regulatory Authorities, adverse event files, complaint files, and Manufacturing records shared with Regulatory Authorities.
1.150 “Representatives” shall have the meaning set forth in Section 16.4.
1.151 “Research Invention” shall have the meaning set forth in Section 10.2(c)(iii).
1.152 “Reserved Target Indications” means those Indications set forth and defined in Exhibit A. In no event shall the Reserved Target Indications list more than [***] ([***]) Indications.

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1.153 “Results” means the findings, results, data and information that are generated in the course of performance of the activities contemplated by a Program Plan.
1.154 “Royalty Term” means, on a Product-by-Product and country-by-country basis, the period of time commencing on the First Commercial Sale of a Product in such country and expiring upon the latest of:
(a) the date of the expiration of the last to expire Valid Claim of a Codexis Patent that is exclusively licensed to Takeda under Section 10.2(b);
(b) expiration of all exclusivity granted by a Regulatory Authority for the Product in such country; and
(c) the ten (10)-year anniversary of the date of First Commercial Sale of the Product in such country.
1.155 “SEC” shall have the meaning set forth in Section 9.4.
1.156 “Senior Officers” shall have the meaning set forth in Section 19.1(a).
1.157 “Takeda” shall have the meaning set forth in the preamble hereto.
1.158 “Takeda Foreground IP” shall have the meaning set forth in Section 10.1(d).
1.159 “Takeda Indemnitees” shall have the meaning set forth in Section 18.2.
1.160 “Takeda Materials” shall have the meaning set forth in Section 3.8(a).
1.161 “Takeda Prosecuted Codexis Patent” shall have the meaning set forth in Section 14.1(b).
1.162 “Takeda Product IP” shall have the meaning set forth in Section 10.1(d).
1.163 “Takeda Product Patent” means any Patents that Cover the Takeda Product IP.
1.164 “Takeda Results” shall have the meaning set forth in Section 10.1(e).
1.165 “Takeda Shelving” shall have the meaning set forth in Section 15.2(h).
1.166 “Target Gene” means each of Fabry Target Gene, Pompe Target Gene, [***] Target Gene, Additional Target Gene, subject to Section 5.1, and Option Target Gene, subject to Section 5.2 (collectively, the “Target Genes”).
1.167 “Term” shall have the meaning set forth in Section 15.1.
1.168 “Terminated Field” shall have the meaning set forth in Section 4.2.
1.169 “Terminated Initial Program” shall have the meaning set forth in Section 5.1.
1.170 “Terminated Product” shall have the meaning set forth in Section 15.3(a).
1.171 “Terminated Program” means a Program that is terminated pursuant to Section 5.3 or Section 15.2.

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1.172 “Territory” means worldwide.
1.173 “Third Party” means any Person other than Takeda, Codexis, and each of their respective Affiliates.
1.174 “Third Party Infringement Claim” shall have the meaning set forth in Section 14.3(a).
1.175 “Third Party Claim” means any and all suits, claims, actions, proceedings, or demands brought by a Third Party.
1.176 “Treatment” means treatment, control, amelioration or prevention of any human conditions, diseases or disorders.
1.177 “U.S.” means the United States of America, including its territories and possessions, including Puerto Rico.
1.178 “Upfront Payment” shall have the meaning set forth in Section 11.1.
1.179 “Valid Claim” means, with respect to a Patent in a country, any claim of an (a) issued Patent that has not (i) expired, irretrievably lapsed or been abandoned, revoked, dedicated to the public or disclaimed or (ii) been found to be unpatentable, invalid or unenforceable by an unreversed final decision of a Governmental Authority in such country or (b) application for a Patent that (i) has been pending for less than [***] ([***]) years from the date of its filing and is being prosecuted in good faith and has not been abandoned or finally disallowed and (ii) has not been admitted to be invalid or unenforceable through reissue, reexamination, or equivalent process.
2. OVERVIEW OF COLLABORATION
2.1 Overview of Programs.
During the Program Period, and in accordance with the terms and conditions of this Agreement, the Parties will collaborate to design, discover, optimize, evolve and otherwise research and develop Candidates that Modulate each applicable Target Gene according to the applicable Program Plan.
2.2 Overview of Development, Manufacture and Commercialization. During the Term, and in accordance with the terms and condition of this Agreement, Takeda will have the sole right to conduct and be responsible for, at its cost and expense, all Development, Manufacture and Commercialization of Products in the applicable Field in the Territory.
3. Programs
3.1 Initiation of Initial Programs. In accordance with the terms and conditions of this Agreement and the applicable Program Plans, promptly after the Effective Date, the Parties shall initiate the Development for the Fabry Program, the Pompe Program, and the [***] Program (collectively, the “Initial Programs”).
3.2 Program Plans. From time to time during the applicable Program Period, either Party may request to amend a Program Plan, including those Program Plans for the Initial Programs, through the JSC. Once approved by the JSC (or agreed by the Parties with respect to those amendments that are not subject to the JSC approval), any amendment to a Program Plan shall be set forth in writing and such Program Plan, as so amended, shall thereafter be the Program Plan in respect of the applicable

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Program for all purposes. In the event of any conflict between a Program Plan and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall govern.
3.3 Standard of Performance. Each Party shall use diligent efforts (but no less than the Commercially Reasonable Effort) to perform all activities assigned to it hereunder and under the Program Plan(s) in a timely manner, consistent with this Agreement, the applicable Program Plan (for clarification, specifically including timeframe and Program Budget provided therein). Without limiting the generality of the foregoing, Codexis shall conduct the activities in the Program Plan(s) in a good scientific manner and in compliance with Applicable Law and with a level of care and diligence consistent with that which Codexis applies when performing comparable activities for its internal purposes and for Third Parties.
3.4 Use of Affiliates and Contactors. To the extent expressly permitted in the applicable Program Plan or otherwise consented by Takeda in advance and in writing (not to be unreasonably withheld, conditioned or delayed), Codexis may use one or more Third Party contractor(s) to perform activities described in a Program Plan on a fee-for-service basis (each a “Contractor”); provided that (a) such Contractor is subject to obligations that Codexis undertakes hereunder to Takeda (including, obligations of confidentiality and non-use with respect to Takeda’s Confidential Information) to substantially the same extent as set forth in this Agreement, (b) Codexis shall retain control over, and direct the conduct of such Contractor in respect of all material aspects of the activities hereunder and (c) Codexis shall be responsible and liable for the performance or non-performance of such Contractor as though such performance or non-performance were that of Codexis hereunder. Codexis shall at all times be responsible for the performance of any such Contractor.
3.5 Records. Each Party shall prepare and maintain, and require its Affiliates and contractors to prepare and maintain, complete and accurate written records and accounts with respect to any activities conducted by it, its Affiliates and its contractors in furtherance of the Programs and all Results, whether Codexis Results, Takeda Results or otherwise, as applicable, in a manner in conformity with the Applicable Law and standard pharmaceutical industry practices.
3.6 Disclosure of Inventions. Each Party will disclose, through the Patent Committee and pursuant to Article 13, to the other Party any Inventions that are conceived and reduced to practice in the performance of each Program, whether solely by or on behalf of a Party or jointly by or on behalf of the Parties, to the Patent Committee.
3.7 Deliverables. From time to time during the Program Period (but no later than [***] ([***]) days after the end of the Program Period) with respect each Program, Codexis shall prepare and provide the applicable Deliverables to Takeda as specified under the applicable Program Plan.
3.8 Material Transfer.
(a) Takeda Materials. To the extent expressly agreed by the Parties under each Program Plan, or as otherwise mutually agreed by the Parties in writing, Takeda may transfer to Codexis certain tangible embodiments of the Takeda’s Background IP (“Takeda Materials”).
(b) Material Transfer Notice. Each transfer of any Takeda Materials shall be accompanied by a material transfer notice, the form of which is provided as Exhibit E, that may include the identity, detail, and quantity of the Takeda Materials being transferred as well as the

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supplemental terms and conditions applicable to the Takeda Materials in addition to the terms of use provided in Section 3.8(c).
(c) Terms of Use of Takeda Materials. Codexis shall use, store, and dispose of any Takeda Materials, including any materials generated, extracted or derived therefrom, solely for the purpose of performing the applicable Program and strictly in compliance with the terms and conditions set forth in this Section 3.8(c) and the supplemental terms and conditions specified in the relevant material transfer notice, if applicable. In the event of any conflict between the terms of this Agreement and any such supplemental terms and conditions, the terms of this Agreement shall govern unless otherwise agreed by the Parties in writing. Codexis shall not administer any Takeda Materials to humans regardless of its purpose or manners and shall not reverse engineer, decompile, disassemble, chemically analyze, modify or create derivative works based on the Takeda Materials, unless otherwise expressly required by the applicable Program Plan. Codexis shall not transfer any Takeda Materials, in part or whole, to any Third Party without obtaining prior written consent of Takeda or unless otherwise expressly and mutually agreed to by the Parties in accordance with the applicable Program Plan. Provision of any Takeda Materials from Takeda to Codexis hereunder shall not be construed as transferring ownership thereof or granting any right, title, interest or license therein or thereto to Codexis, other than as set forth in Section 10.2(a), and Takeda continues to retain ownership thereof. Codexis shall promptly cease any and all use of Takeda Materials (for clarification, including any derivatives thereof) and promptly destroy them or return them to Takeda in a reasonable method upon the termination or expiration of this Agreement or the applicable Program or at any time upon request from Takeda.
3.9 In-License by Codexis from Third Party. In performing each Program, Codexis shall only use Codexis Technology that is Controlled by Codexis or its Affiliates. In the event any Codexis Technology is in-licensed by Codexis or its Affiliates from a Third Party during the Term, Codexis or its Affiliates shall not agree to any terms under an agreement with such Third Party that may [***]. If Codexis breaches the foregoing obligation, in addition to any other rights and remedies Takeda may have under this Agreement, at law or in equity, Codexis shall [***].
4. EXCLUSIVITY
4.1 Reserved Target Indications. In consideration of the Upfront Payment, Codexis hereby grants Takeda an exclusive (even as to Codexis and its Affiliates) right to the Reserved Target Indications during the Exclusivity Period. Other than as part of any Programs hereunder, Codexis shall not, by itself or directly or indirectly through its Affiliates or Third Parties, perform any activities in connection with or directed to any Reserved Target Indications during the Exclusivity Period.
4.2 Field. During the Term, Codexis shall not, by itself or directly or indirectly through its Affiliates or Third Parties, perform any activities in connection with or directed to a Field other than in accordance with this Agreement and each applicable Program Plan. For clarity, if Takeda terminates a Program in accordance with the terms of this Agreement, or if Takeda terminates this Agreement with respect to all of the Products in a Field, in each case, the applicable Field shall be excluded from the provisions of this Section 4.2 (“Terminated Field”) and Codexis shall be free to perform activities by itself or with or through Affiliates or Third Parties in such Terminated Field.
4.3 Exception of [***]. Notwithstanding the foregoing, Section 4.1 and Section 4.2 shall not apply to, and Codexis may continue to perform by itself, or through or with its Affiliates, subcontractors, or

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other Third Parties, any activities in connection with or directed for one or more programs that are existing as of the first date of each Program Period and directly related to [***]; provided, Codexis shall be subject to its confidentiality and restrictions on the use of Takeda’s Confidential Information, Takeda’s Background IP, Takeda Foreground IP and the Takeda Results set forth in Article 9 and Article 10.
5. ADDITIONAL PROGRAM AND OPTION PROGRAM; Terminated program
5.1 Additional Programs. In the event Takeda terminates an Initial Program in accordance with Section 5.3 (each, a “Terminated Initial Program”), Takeda will have the right to initiate, during the Exclusivity Period, an Additional Program for one of the Indications that Takeda elects from the Reserved Target Indications (“Additional Indication”). To exercise its right to initiate an Additional Program, Takeda shall notify Codexis through a written notice regarding its intent, along with the elected Reserved Target Indication, within the Exclusivity Period. Upon Codexis’s receipt of such notice from Takeda, the Parties shall promptly discuss and agree upon a Program Plan (for clarification, including the Program Budget) with respect to such Additional Program in good faith and shall initiate the Development for the Additional Program promptly after the Program Plan is agreed by the Parties. Notwithstanding anything to the contrary herein, Takeda shall have the right to initiate one Additional Program for each Terminated Initial Program during the Exclusivity Period, and Takeda shall not have the right to initiate an Additional Program after the end of the Exclusivity Period even if Takeda terminates an Additional Program in accordance with Section 5.3.
5.2 Option Program. Codexis hereby grants Takeda an exclusive option during the Exclusivity Period to initiate the Option Program for one of the Indications that Takeda elects from the Reserved Target Indications (“Option Indication”), at its sole discretion, by providing written notice to Codexis indicating Takeda’s intent to exercise the Option Program, along with the elected Reserved Target Indication (“Option Exercise Notice”) within the Exclusivity Period. During the Exclusivity Period, prior to Takeda’s exercise of its option, if Takeda provides a written notice to Codexis indicating Takeda’s interest in electing one Reserved Target Indication as the Option Indication, the Parties shall promptly discuss and prepare a draft of the applicable Program Plan (for clarification, including the Program Budget) in good faith. Upon Takeda’s valid exercise of the Option Program in accordance with this Section 5.2, the Parties shall promptly finalize the applicable Program Plan (for clarification, including the Program Budget) in good faith based on the draft Program Plan, and shall initiate the Development for the Option Program after the Program Plan is agreed by the Parties, and Takeda shall pay the Option Fee to Codexis within [***] ([***]) days of [***]. If Takeda fails to exercise its option to initiate the Option Program during the Exclusivity Period in accordance with this Section 5.2, Takeda’s right to an Option Program shall terminate and be of no further effect.
5.3 Right of Early Termination. With respect to a Program, at any time during the relevant Program Period, Takeda shall have the right to terminate the Program by providing Codexis with a [***] ([***])-day prior notice of its decision not to further pursue the Program, with or without any reason; provided, however, during the first (1st) year of the Program Period, Takeda shall not exercise the foregoing right to terminate a Program unless [***] or if [***]. Upon its receipt of a termination notice from Takeda, subject to Section 8.5, Codexis shall cease performing all activities under the Program Plan within the [***] ([***]) days thereafter.
6. DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION

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6.1 Takeda’s CRE Obligations. During the Term, in accordance with the terms and conditions of this Agreement, Takeda shall have the sole right to Develop, Manufacture and Commercialize the Candidates and corresponding Nucleic Acid Sequences and Products in the applicable Field in the Territory. During the Term following the expiry of each Program Period and receipt of the Deliverables pursuant to Section 3.7, Takeda shall use Commercially Reasonable Efforts to Develop, Manufacture and Commercialize the Candidates and corresponding Nucleic Acid Sequences and Products in the applicable Field in the Territory. For clarification, the foregoing sentence shall not be construed as obliging Takeda to Develop, or seek Regulatory Approval for, Manufacture or Commercialize any Product: (a) [***]; or (b) in a manner inconsistent with Applicable Law. Notwithstanding Sections 7.5 and 7.6, upon Codexis’s written request, not to exceed [***], Takeda shall provide Codexis with reasonably detailed response to establish its compliance with its diligence obligations under this Section 6.1.
6.2 Decision Making. Subject to Section 6.1, Takeda shall have sole decision-making authority with respect to all aspects of Development, Manufacturing and Commercialization of the Products in the applicable Field in the Territory.
6.3 Trademarks. Each Party shall own and have sole responsibility, at its own expense, for all matters relating to the use of, and shall own and control, trademarks (a) used in the sale of its own products, which in the case of Takeda shall include the Products, and (b) that may appear on any packaging or promotional materials related to such Party’s products, including the selection, filing, prosecution, maintenance, defence and enforcement thereof. Upon selection of a trademark that will be used for a Product, Takeda shall notify such trademark to Codexis in writing. So long as such trademark is not already in use by Codexis, Codexis shall not adopt or use, register or attempt to register in the Territory any trademark, trade name, domain name, or similar commercial symbol that includes, or is confusingly similar to, Takeda’s trademarks used in connection with any Products.
7. JOINT STEERING COMMITTEE
7.1 Governance Overview; Membership and JSC Term. Within [***] ([***]) days after the Effective Date, Takeda and Codexis shall establish a “Joint Steering Committee” or “JSC” to serve as the overall governing body for the conduct and progress of the Programs and as the communication forum for the progress of the Development of the Products under this Agreement. The JSC shall be comprised of [***] ([***]) senior-level representatives of each Party. The JSC representatives shall be senior-level employees of the appointing Party having appropriate expertise and decision-making authority. Either Party may replace any or all of its representatives on the JSC at any time upon prior written notice to the other Party. Any member of the JSC may designate a substitute to attend and perform the functions of that member at any meeting of the JSC. Additional non-members of the JSC having relevant experience may from time to time be invited to participate in a JSC meeting, provided that such participants shall have no voting rights or powers. Non-member participants who are not employees of a Party or its Affiliates shall only be allowed to attend if: (a) the other Party’s representatives have consented to the attendance (such consent not to be unreasonably withheld, delayed or conditioned); and (b) such non-member participant is subject to confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement. The JSC shall terminate and this Article 7 shall have no force or effect, with respect to each Program, upon the initiation of the first [***] of a Product for such Program in accordance with the terms of this Agreement (the “JSC Term”) and Takeda has no further intent to initiate the first [***] for such Program. The JSC may create one or more sub-committees and delegate activities to such subcommittees as appropriate to further the purposes of the Programs, provided, however,

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only the JSC shall have the authority to make any approvals and resolve disputes in accordance with this Article 7.
7.2 JSC Responsibilities. The JSC’s primary responsibility shall be to:
(a) Monitor, discuss and review the progress of each Program, including evaluation of whether each Program has met the objective milestones and other criteria for advancement, the timeframe and the Program Budget described in the applicable Program Plan;
(b) Review the progress of the Development of each Product;
(c) Review, discuss and approve a new Program Plan (for clarification, which includes the Program Budget and the Deliverables) for an Additional Program, subject to Section 5.1, and the Option Program, subject to Section 5.2;
(d) Review, discuss and approve any amendment to a Program Plan, including any amendment to the associated Program Budgets; provided, however, the JSC shall not have the authority to increase a Program Budget by more than [***] ([***]) of the then current Program Budget;
(e) Review status updates as provided by the Patent Committee;
(f) Discuss and resolve disputes with respect to the Programs properly referred to the JSC; and
(g) Perform other obligations specifically delegated to it under this Agreement.
7.3 Meetings. The JSC will meet at least once per [***]. The location of regularly scheduled meetings shall alternate between the offices of the Parties unless otherwise agreed by the JSC. Meetings of the JSC may also be held telephonically, by video conference or by any other means agreed to by the JSC. Meetings of the JSC shall be effective only if a majority of representatives of each Party are present or participating. Members of the JSC shall have the right to participate in and vote at meetings by telephone or proxy. One Party shall be responsible for having its Alliance Manager (or otherwise appointing another individual to) (a) call and convene the JSC meetings, (b) prepare and circulate an agenda reasonably in advance of each upcoming meeting and (c) record the minutes of each JSC meeting, which minutes shall clearly document any decisions made by the JSC at such meeting. The foregoing responsibilities shall alternate between the Parties every [***] ([***]) months, with Codexis being responsible for the initial [***] ([***]) months following the Effective Date. The JSC meeting minutes shall be circulated to the Parties within [***] ([***]) Business Days following the meeting for review, comment and ratification by the Parties. Each Party shall be responsible for expenses incurred by its employees and its members of the JSC in attending or otherwise participating in JSC meetings, including travel and related costs.
7.4 Day-to-Day Activities. The Parties, and not the JSC, shall be responsible for directing the day-to-day activities performed by the Parties pursuant to this Agreement; provided that such day-to-day activities shall be consistent with the strategy and decisions of the JSC and the terms, conditions and requirements of this Agreement and the relevant Program Plan(s).
7.5 Reporting to the JSC. During the JSC Term, each Party shall report to the JSC, on a Calendar Quarter basis, the status of the activities performed by or on behalf of such Party in accordance with the terms of this Agreement and the applicable Program Plans.  Each Party shall provide written reports to the JSC at least [***] ([***]) Business Days in advance of each JSC meeting, and shall

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summarize all material developments since the preceding JSC meeting in respect of the Programs or the Development of the Candidates and the associated Nucleic Acid Sequences and Products, as applicable, then underway, including all material Codexis Results and Takeda Results, as applicable, achieved in connection therewith since the preceding JSC meeting.  Without limiting the generality of the foregoing, Takeda’s written report to the JSC for the [***] shall specify the Development and Manufacturing activities performed with respect to each such Candidate and the associated Nucleic Acid Sequences and Products, as applicable, then underway, with respect to each such Candidate, including a non-binding forecast indicating Takeda’s estimates for (a) [***] and (b) [***].  Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all activities performed and Codexis Results and Takeda Results, as applicable, achieved in accordance with the terms of this Agreement and each Program Plan and shall make such records available to the other Party to inspect upon request, not more than [***] per Calendar Year (unless an audit results in a reasonably supported and significant findings requiring corrective action, in which case the auditing Party may conduct a reasonable number of additional audits to review any corrective action), during normal business hours and upon reasonable notice on dates that are mutually agreeable to each Party.
7.6 Post-JSC Communication. Upon the termination of the JSC Term, Takeda shall provide Codexis, no later than [***] ([***]) days after each [***], a reasonably detailed report describing the status of the Development, Manufacture and Commercialization activities performed with respect to each Product, then underway, including a [***] ([***]) [***] non-binding forecast indicating Takeda’s estimates for (a) [***], (b) [***], (c) [***], and (d) [***]; provided, however, the foregoing (d) shall apply only after such [***] is first prepared in accordance with Takeda’s ordinary business practice.
7.7 Decision Making by the JSC. The members of the JSC shall cooperate in good faith and endeavor to mutually agree on any decisions required from the JSC. Each Party shall have one (1) vote and all decisions of the JSC shall be made based on mutual consent; provided, however, if the JSC is unable to reach unanimous agreement on any matter that requires JSC approval within [***] ([***]) Business Days after it is presented with such matter, then [***] shall have the right to decide such matters, unless [***] decision may (a) [***], (b) [***], (c) [***], and/or (d) [***]. In no event shall Takeda have the right to expand the scope of the license grant under this Agreement without Codexis’s consent. For all other disputes, either Party may seek to resolve such dispute in accordance with Article 19.
7.8 Alliance Manager. Promptly following the Effective Date, each Party shall appoint and designate in writing an alliance manager (“Alliance Manager”). Unless otherwise agreed between the Parties, the Alliance Managers shall be the primary contact between the Parties with respect to all matters related to this Agreement. Each Alliance Manager shall facilitate communication and coordination of the Parties’ activities under this Agreement relating to the Programs. The Alliance Manager shall attend, as a non-voting observer, meetings of the JSC, as well as any subcommittee or working group established by the JSC of which the Alliance Manager is not a member.
8. PROGRAM FUNDING
8.1 [***] Report and Invoicing. Each Party shall be solely responsible for any and all internal and external fees, costs and expenses incurred in connection with activities allocated to such Party in the applicable Program Plan for a Program, subject to the payments to be made by Takeda to Codexis described in this Article 8. Codexis shall not use any other funding sources from a Third

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Party for any Programs without prior notice to and written approval of Takeda. Within [***] ([***]) days after the end of each [***], Codexis shall provide Takeda with (a) a written update of the total Codexis Program Expenses actually incurred during the [***] and (b) a written invoice for the Codexis Program Expenses.
8.2 Reimbursement Payment by Takeda. Takeda shall pay Codexis within [***] ([***]) days following receipt of invoice with respect to each Codexis Program Expenses [***]. All payments made under this Section 8.2 shall be considered non-refundable, non-creditable and fully earned by Codexis as of date of the invoice and independent of any other work by Codexis on the same or other Program(s).
8.3 Invoice Information. All invoices shall contain the following: (a) a purchase order number, (b) Codexis’s wire transfer instructions, (c) the invoice amount and currency, (d) VAT amount and VAT rate, (e) if Codexis is VAT registered, Codexis’s VAT registration number, (f) invoice number, (g) invoice date and (h) a description of the goods and services covered by such invoice. All invoices shall be submitted by email, to the following email address: [***] or if by mail: to the following address:
Attn: [***]
8.4 Budget Shortfall. In the event that, in spite of Codexis’s Commercially Reasonable Efforts to complete the activities under a Program Plan within the Program Budget set forth therein, as amended from time to time, Codexis reasonably determines that such Program Budget will not be adequate to complete all activities under the Program, then Codexis shall promptly notify Takeda in writing of the projected amount of additional Program Budget needed to complete the activities under the Program Plan and the Parties shall discuss in good faith at the JSC how to deal with such potential shortfall of budget.
8.5 Terminated Program. With respect to a Terminated Program, Takeda shall remain responsible for reimbursing Codexis Program Expenses incurred prior to the applicable Program Termination Date pursuant to Section 8.2 and shall have no obligation to reimburse Codexis Program Expenses incurred on or after the applicable Program Termination Date, and neither Party shall have any obligations to perform any activities under a Program Plan on or after the Program Termination Date. Takeda shall reimburse Codexis for any and all reasonable costs or expenses incurred by Codexis in connection with the wind-down of activities for such Terminated Program within the [***] ([***])-day period following the termination notice from Takeda, as well as any and all non-cancellable commitments entered into by Codexis with a Third Party in connection with such Terminated Program prior to receiving Takeda’s termination notice; provided, [***]. Codexis shall promptly invoice Takeda the costs or expenses that Codexis is entitled to receive reimbursement from Takeda pursuant to the foregoing sentence and Takeda shall pay the invoiced amount to Codexis within [***] ([***]) days of [***]. Any and all fees already paid by Takeda for a Terminated Program in accordance with the applicable Program Plan, and spent by Codexis in accordance with the applicable Program Plan shall be non-refundable and non-creditable.
9. CONFIDENTIALITY AND RESTRICTIONS ON USE
9.1 Disclosure Process. The disclosing Party will use Commercially Reasonable Efforts, consistent with reasonable business practices, to (a) label or identify as “CONFIDENTIAL” Confidential Information which is disclosed in writing or other tangible form and (b) identify as “CONFIDENTIAL” at the time of disclosure or within [***] ([***]) Business Days after disclosure, Confidential Information that is disclosed verbally, provided, however, information that

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would reasonably be deemed as confidential will be Confidential Information of the disclosing Party.
9.2 Confidentiality and Restrictions on Use. Codexis and Takeda shall not, directly or indirectly, publish, disseminate or otherwise disclose, deliver or make available to any person outside their respective organizations any of the other Party’s Confidential Information, and shall not use any of the other Party’s Confidential Information for any purposes other than those purposes contemplated in this Agreement. Codexis and Takeda may disclose the other Party’s Confidential Information to their respective directors, officers, employees, consultants and legal or financial advisors solely to further the purposes of this Agreement; provided, each is subject to obligations of confidentiality and non-use of such Confidential Information to substantially the same extent as set forth in this Agreement.
9.3 Exceptions. The obligations of Section 9.2 shall not apply to a disclosing Party’s Confidential Information with respect to the receiving Party if:
(a) such information is, at the time of disclosure hereunder, in the public domain or otherwise generally available to the public, or such information thereafter becomes a part of the public domain or otherwise generally available to the public without a breach of this Agreement by the receiving Party; or
(b) as evidenced by contemporaneous proof, such information is already known to the receiving Party or its Affiliates, without confidentiality obligations, at the time the disclosing Party discloses it to such receiving Party hereunder; or
(c) such information is received without an obligation of confidentiality by the Party receiving such information from a third party who had a lawful right to disclose such information to such receiving Party; or
(d) as evidenced by contemporaneous proof, such information is independently developed or acquired by or on behalf of the receiving Party or its Affiliate without reference or access to or use of the disclosing Party’s Confidential Information.
9.4 Authorized Disclosure. Notwithstanding anything to the contrary in this Agreement, the receiving Party may disclose Confidential Information only to the extent such disclosure is reasonably necessary in the following instances:
(a) disclosing as required by Applicable Law or court or administrative order, including rules of a securities exchange on which the receiving Party’s securities are listed; provided, however, that in such event the receiving Party shall (i) to the extent possible, provide the disclosing Party with reasonable advance notice of such disclosure in order to afford the disclosing Party an opportunity to seek an injunction against such disclosure or to limit the disclosure, and (ii) limit the disclosure to that which is necessary to comply with such law, government regulation or court order;
(b) preparing and submitting Regulatory Materials and obtaining and maintaining Regulatory Approvals or Pricing Approvals for Products pursuant to the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

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(c) in communications with existing or bona fide prospective acquirers, merger partners, lenders or investors, and consultants and advisors of the receiving Party in connection with transactions or bona fide prospective transactions with the foregoing, in each case on a “need-to-know” basis and under appropriate confidentiality provisions substantially similar to those of this Agreement (provided that with respect to disclosing the terms of this Agreement to such disclosees, the term of such confidentiality obligations in such other agreement may be shorter than the confidentiality term in this Agreement, so long as it extends for at least [***] ([***]) years); and
(d) to its Affiliates, sublicensees or prospective sublicensees, subcontractors or prospective subcontractors, consultants, agents and advisors in order for the receiving Party to exercise its rights or fulfil its obligations under this Agreement, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are substantially similar to those set forth in this Article 9 (provided that the term of such confidentiality obligations in such other agreement may only extend for [***] ([***]) years); provided, however, that, the receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to Section 9.3 to treat such Confidential Information as required under this Article 9.
Notwithstanding the foregoing, disclosure as may be mandated under this Section 9.4 shall in no way alter the confidential nature of such Confidential Information for any other purpose (except to the extent the disclosure was made publicly available, such as but not limited to filings required to be made with the U.S. Securities and Exchange Commission or other applicable entity having regulatory authority over such Party’s securities (the “SEC”), in which case such disclosed Confidential Information shall no longer be deemed confidential). With respect to the foregoing (a), the Parties acknowledge that each Party may in the future to be obliged to file a copy of this Agreement with the SEC and such Party shall be entitled to make such a required filing, provided, that such Party shall request confidential treatment of certain commercial terms and technical terms hereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, such Party shall provide the other Party, a reasonable time prior to filing, with a copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed. Such other Party will as promptly as practical provide any such comments. The obligations set forth in this Article 9 will remain in effect following the expiration or termination of this Agreement for a period of [***] ([***]) years.
9.5 Return or Destruction. Upon written request of the other Party, each Party will return or destroy (as directed by the notifying Party) all copies of Confidential Information of the notifying Party; provided that each Party may retain a single copy of such Confidential Information for archival purposes and neither Party shall be required to destroy any securely stored computer files that contain the other Party’s Confidential Information created during automatic system back-ups, provided that the Confidential Information so retained remains subject to the confidentiality and non-use obligations set forth in this Agreement, and the computer files are not readily accessible to the retaining Party’s employees.
10. OWNERSHIP AND RIGHTS TO RESULTS; INTELLECTUAL PROPERTY
10.1 Ownership.

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(a) Background IP. Each Party acknowledges and agrees that as between the Parties (i) Codexis’s Background IP is the sole property of Codexis and (ii) Takeda’s Background IP is the sole property of Takeda, and any right, title and interest related thereto are not affected, transferred or assigned by this Agreement. Notwithstanding anything to the contrary herein, the Codexis Platform IP shall be deemed Codexis’s Background IP.
(b) Foreground IP Owned by Codexis. Each Party acknowledges and agrees that any and all rights, titles, and interests in and to any Inventions that directly relate to any and all Protein Sequences designed, discovered, engineered and/or evolved pursuant to this Agreement and each Program Plan, including without limitation any and all Candidates, or any and all corresponding deoxyribonucleic acid and/or ribonucleic acid sequences that encode such Candidates obtained by reversion translation of the amino acid sequence, and any and all derivatives, fragments, progeny or modifications thereto, including any Nucleic Acid Sequences, whether created by or on behalf of either or both Parties, and any and all Intellectual Property therein (“Codexis Foreground IP”), shall be solely owned by Codexis. Takeda hereby irrevocably assigns to Codexis its entire right, title, and interest in and to the Codexis Foreground IP without seeking any additional consideration therefor from Codexis.
(c) Results Owned by Codexis. Each Party acknowledges and agrees that any and all rights, titles, and interests in and to any and all Results generated [***] (other than, for clarity, [***]) (“Codexis Results”) shall be solely owned by Codexis. Takeda hereby irrevocably assigns to Codexis its entire right, title, and interest in and to the Codexis Results, if any, without seeking any additional consideration therefor from Codexis. Codexis Results shall be Confidential Information of Codexis; provided, for clarification, [***].
(d) Foreground IP Owned by Takeda. Each Party acknowledges and agrees that, (i) any and all rights, titles, and interests in and to any Inventions that directly relate to the Products, including any Inventions that directly relate to Gene Therapy Vehicles including, containing or combining any Nucleic Acid Sequences that are delivered by such Gene Therapy Vehicles, whether created by or on behalf of either or both Parties, and any and all Intellectual Property therein (“Takeda Product IP”) and (ii) any and all rights, titles and interests in and to any Inventions other than Codexis Foreground IP and Takeda Product IP, whether created by or on behalf of either or both Parties, and any and all Intellectual Property therein (“Other IP”) (collectively, Takeda Product IP and Other IP, “Takeda Foreground IP”) will be solely owned by Takeda. In no event shall Takeda have ownership in, to or under Codexis Foreground IP or Codexis Foreground Patents, provided, [***]. Codexis hereby irrevocably assigns to Takeda its entire right, title, and interest in and to the Takeda Foreground IP without seeking any additional consideration therefor from Takeda. Notwithstanding anything to the contrary in this Agreement, any Regulatory Materials generated in the course of the Development, Manufacturing and Commercialization of any Products hereunder shall be owned by, and shall be the sole property and held in the name of, [***] or its designee. Subject to the terms of this Agreement, including the last sentence of Section 10.2(c)(iii), [***] shall own any and all Research Inventions.
(e) Results Owned by Takeda. Each Party acknowledges and agrees that any and all rights, titles, and interests in and to any and all Results generated [***] (other than, for clarity, [***]) (“Takeda Results”) shall be solely owned by Takeda. Codexis hereby irrevocably assigns to Takeda its entire right, title, and interest in and to the Takeda Results, if any,

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without seeking any additional consideration therefor from Takeda. Takeda Results shall be Confidential Information of Takeda.
(f) Cooperation in Assignment. Each Party shall cooperate with the other Party to effectuate ownership of the Codexis Foreground IP and Takeda Foreground IP, as applicable, including by executing and recording documents, at the other Party’s cost and expense. Assignments of Codexis Foreground IP or Takeda Foreground IP, as applicable shall be effectuated as follows: (i) employees or agents of Codexis or its Affiliate that are named as inventors on the Patents shall assign their interest in such Patents to Codexis, directly or through multiple tiers; and (ii) employees or agents of Takeda or its Affiliate that are named as inventors on the Patents shall assign their interest in such Patents to Takeda, directly or through multiple tiers; then, as appropriate, each Party shall assign their interests in such Patents to the other Party as provided in Section 10.1(b) or 10.1(d).
(g) Results Owned by the Parties. As of the Effective Date, the Parties do not intend [***] in the course of performance of the activities contemplated by a Program Plan. Each Party acknowledges and agrees that in the event that any Results are generated [***] in the course of performance of the activities contemplated by a Program Plan, [***]. Unless and until [***], (i) [***]; (ii) [***]; and (iii) [***].
10.2 License.
(a) License for the Programs. During the Program Period, and subject to the terms and conditions of this Agreement, Takeda hereby grants to Codexis and Codexis accept, a non-exclusive, non-transferable, fully paid-up, royalty-free right, sublicensable (solely to its Affiliates and Contractors) license under Takeda’s Background IP and Takeda Product IP solely as necessary for Codexis to perform the activities under the Program Plans pursuant to this Agreement and for Codexis to use any Takeda Materials transferred in accordance with Section 3.8. For clarification, in the event Takeda elects to terminate a Program, then the foregoing licenses in the applicable Field for such Terminated Program shall automatically terminate as of the date of termination of such Terminated Program, including Codexis’s rights to use the Takeda Materials.
(b) Exclusive License. Subject to the terms and conditions of this Agreement, and during the Term, Codexis hereby grants to Takeda, and Takeda accepts, an exclusive (including as to Codexis and its Affiliates), non-transferable (except in accordance with Section 20.6) royalty-bearing license, with the right to grant sublicenses (subject to Section 10.2(d)), under the Codexis Technology, including the applicable Candidates, to use any Candidates and corresponding Nucleic Acid Sequences for the Development (including those activities to be performed by or on behalf of Takeda or its Affiliate under each applicable Program Plan), Manufacturing and Commercialization of resulting Products in the applicable Field in the Territory and to Develop, Manufacture, and Commercialize such Products in the applicable Field in the Territory.
(c) Non-Gene Therapy Research License and Evaluation Research License.
(i) Non-Gene Therapy Research License. Subject to the terms and conditions of this Agreement, Codexis hereby grants to Takeda, and Takeda accepts, a non-exclusive, non-transferrable and sublicensable (subject to Section 10.2(d)) license under the Codexis Technology to perform the Non-Gene Therapy Research within or outside

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the applicable Field in the Territory during the Non-Gene Therapy Research License Term for the purposes of evaluating Takeda’s interest in obtaining an exclusive (including as to Codexis and its Affiliates), royalty-bearing license, with the right to grant sublicenses under the applicable Codexis Technology.
(ii) Evaluation Research License. Subject to the terms and conditions of this Agreement, during the Term, Codexis hereby grants to Takeda, and Takeda accepts, a non-exclusive, non-transferrable and sublicensable (subject to Section 10.2(d)) license under the Codexis Technology to perform the Evaluation Research of a Product for the purposes of evaluating Takeda’s interest in obtaining an exclusive (including as to Codexis and its Affiliates), royalty-bearing license, with the right to grant sublicenses under the applicable Codexis Technology.
(iii) Good Faith Negotiation. In each case Section 10.2(c)(i) and Section 10.2(c)(ii), if Takeda wishes to obtain such exclusive license under the applicable Codexis Technology from Codexis, Takeda shall provide a written notice to Codexis and the Parties shall negotiate in good faith in connection with such exclusive license grant for a period of [***] ([***]) days on an exclusive basis. If, at any time prior to Takeda providing a written notice in the preceding sentence, Codexis determines to commence the process for partnering with a Third Party with respect to any Candidates for use outside the Field, then Codexis shall, within [***] ([***]) days of such determination, provide a written notice to Takeda. Such notice must set forth the intent of Codexis to commence a partnering process and disclose identify of the Candidate and shall grant to Takeda the right to negotiate in good faith in connection with such exclusive license grant for a period of [***] ([***]) days on an exclusive basis from such notice from Codexis. Notwithstanding anything to the contrary herein, the license granted by Codexis to Takeda under this Section 10.2(c) excludes the right to Prosecute Patents that claim or cover any Inventions that may arise under this Section 10.2(c) (“Research Inventions”). In the event any such Patents are Prosecuted by Takeda, unless otherwise agreed between the Parties in writing, Takeda shall assign and hereby assigns its right, title and interest in and to such Research Inventions and Patents thereto.
(d) Sublicensing. Takeda shall have the right to grant sublicenses, through multiple tiers, of the rights granted to it by Codexis under this Article 10 to its Affiliates and to Third Parties; provided, however, that Takeda shall ensure that the terms of any sublicense granted pursuant to this Section 10.2(d) are consistent with the terms and conditions of this Agreement and that the obligations imposed on sublicensees are consistent with the terms and conditions of this Agreement. Takeda shall at all times remain responsible for, and shall be liable under this Agreement with respect to, any breach of this Agreement resulting directly or indirectly from the performance by its Affiliates and Third Parties under any such sublicenses as if the actions of such Affiliates and Third Parties are actions of Takeda. Takeda shall promptly notify Codexis in writing of any sublicenses granted to Third Parties under this Agreement and shall provide Codexis a copy of any sublicense agreement executed with Third Parties in accordance with this Section 10.2(d) upon reasonable prior request, provided, [***].
10.3 Codexis Platform IP. For clarity, the license grant by Codexis to Takeda in accordance with Section 10.2(a) through Section 10.2(d) excludes Codexis Platform IP. During the Term, Codexis covenants that it shall not sue, or bring claims against (a) Takeda, and/or (b) its Affiliates or

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sublicensees that obtain a sublicense grant from Takeda under the Codexis Technology licensed to Takeda by Codexis in accordance with Section 10.2(a), Section 10.2(b) and/or Section 10.2(c), in each case (a) and (b), claiming infringement of Codexis Platform IP solely to the extent Takeda, and such Affiliates and sublicensees are validly exercising each of its rights granted to such party under Section 10.2(a), Section 10.2(b), Section 10.2(c), and/or Section 10.2(d), as applicable.
10.4 No Implied License. No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. All such licenses and rights are or shall be granted only as expressly provided in this Agreement.
11. PAYMENT
11.1 Upfront Payment. Subject to the terms and conditions of this Agreement, in consideration of licenses granted to Takeda hereunder, within [***] ([***]) Business Days following [***], Takeda shall pay to Codexis a one-time, non-refundable, non-creditable upfront fee of Eight Million Five Hundred Thousand U.S. dollars ($8,500,000) (“Upfront Payment”).
11.2 Milestone Payments.
(a) Development Milestones.
(i) Takeda shall promptly notify Codexis upon its first achievement of each Development milestone event (each, a “Development Milestone Event”) set forth below and, subject to the terms of this Agreement, pay Codexis the applicable one-time, non-refundable, non-creditable Development milestone payment (“Development Milestone Payment”) within [***] ([***]) days of [***] in the amount below corresponding to such Development Milestone Event on a [***] basis. [***].

	Development Milestone Event (per Target Gene)	Development Milestone Payment Amount
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]
6.	[***]	[***]
(ii) For purposes of clarity, one or more Development Milestone Events can occur during the same single Calendar Year. In the event a Product bypasses an earlier Development Milestone Event in the table above and achieves a later Development Milestone Event in the table, upon the achievement of such later Development Milestone Event, the milestone payments shall be payable both for the Development Milestone event achieved and the earlier Development Milestone Event that was bypassed; provided that, for clarification, (A) [***]; and (B) [***].
(b) Commercial Milestones. Takeda shall promptly notify Codexis upon its first achievement of each Commercialization milestone event set forth below (each, a “Commercialization Milestone Event”) set forth below and, subject to the terms of this Agreement, pay Codexis the applicable one-time, non-refundable, non-creditable Commercialization milestone payment (“Commercialization Milestone Payment”) within [***] ([***]) days

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of [***] in the amount below corresponding to such Commercialization Milestone Event on a [***] basis. [***].

	Commercialization Milestone Event (per Target Gene)	Commercialization Milestone Payment Amount
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
11.3 Royalties.
(a) Royalty. Subject to the terms of this Agreement and in addition to any Development Milestone Payments or Commercialization Milestone Payments due under Section 11.2, during the Royalty Term, Takeda shall make tiered, non-refundable, non-creditable (subject to Sections 11.3(b) and 11.3(d)) royalty payments on a Product-by-Product and country-by-country basis to Codexis in respect of Net Sales of the Product in the Territory during each Calendar Year, as set forth below.

Calendar Year Net Sales of a Product	Royalties (% of Calendar Year Net Sales)	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
(b) Biosimilar Step-Down. On a Product-by-Product basis, for any country in which the Biosimilar Competition Percentage in [***] ([***]) or more consecutive [***] are at least [***] ([***]) for such Product, the royalties payable to Codexis on Net Sales of such Product in such country shall be reduced by [***] ([***]) of those otherwise payable pursuant to this Section 11.3. The reduced royalties shall be applicable retroactively from the [***] of such [***] ([***]) consecutive [***] to the end of applicable Royalty Term with respect to such Product in such country, and any overpayments made by Takeda for such [***] consecutive [***] shall be creditable toward any subsequent royalty payments due to Codexis hereunder. If Takeda seeks a royalty step-down pursuant to this Section 11.3(b), (i) [***] and (ii) [***].
(c) Third Party Payment Stacking. If during the Royalty Term, Takeda enters into or becomes subject to any arms-length written agreement or equivalent arrangement (including any license agreement, settlement or award or judgment) with a Third Party under which Takeda obtains a license or other right (including any covenant not to sue or similar equivalent arrangement), under any Patent or other Intellectual Property (other than trademarks) of such Third Party in a particular country in the Territory [***] to use Candidates and corresponding Nucleic Acid Sequences for the Development, Manufacturing and Commercialization of resulting Products in the applicable Field in the Territory or to Develop, Manufacture or Commercialize a Product in such country, then, upon entry into any such agreement or arrangement and thereafter during the remainder of the period during which Takeda owes payment obligations to such Third Party pursuant to such agreement or arrangement and to Codexis under this Agreement based upon sales of such Product in such country, the Net Sales of such Product in such country to be included in the Net Sales for the purpose of the calculation of the royalties due under this Section 11.3 shall be reduced by an amount that is [***] ([***]) of all payments made by Takeda to such Third Party that are owed pursuant to such agreement or arrangement in consideration

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for the grant of such license or right under such Patent or other Intellectual Property (other than trademarks) by the applicable Third Party.
(d) [***]
11.4 Invoice and Payment of Royalty Payments
11.5 . Starting on the date of First Commercial Sale of any Product in the Territory, Takeda shall furnish to Codexis a written report on a [***] basis showing the Net Sales of each Product and the royalty payments due to Codexis on such sales. Each such royalty report shall be due within [***] ([***]) days after the end of the relevant [***]. Each royalty report shall describe in reasonable detail the Net Sales of each Product (including all deductions specified in the Net Sales definition), as well as the calculation of such Net Sales in the relevant local currency and the calculation of the exchange rate into Dollars, and the calculation of royalty payments due for the relevant [***]. Following the delivery of the applicable [***] report, Codexis shall invoice Takeda for the royalties due to Codexis with respect to Net Sales for such [***] as set forth in such royalty report and Takeda shall pay such amounts to Codexis within [***] ([***]) days following [***]. All payments hereunder shall be made in Dollars by wire transfer to a bank designated in writing by the Codexis. Conversion of sales recorded in local currencies to U.S. dollars shall be performed in compliance with the Accounting Standards.
11.5 Taxes. The amounts payable pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Law. Takeda shall deduct and withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Codexis is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding tax, it may deliver to Takeda or the appropriate governmental authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Takeda of its obligation to withhold tax. In such case Takeda shall apply the reduced rate of withholding, or not withhold, as the case may be, provided that Takeda is in receipt of evidence, in a form reasonably satisfactory to Takeda. If, in accordance with the foregoing, Takeda withholds any amount, it shall pay to Codexis the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send Codexis proof of such payment within [***] ([***]) days following that payment. Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under applicable tax treaty and any Applicable Law. Notwithstanding anything to the contrary in this Agreement, if Takeda assigns or sublicenses its rights or obligations under this Agreement, and if solely as a result of such sublicense or assignment, a payment under this Agreement is subject to any withholding tax or incremental withholding tax, the sum payable to Codexis shall be increased to the extent necessary to ensure that Codexis receives a sum equal to the sum which it would have received had no such sublicense or assignment occurred. For the avoidance of doubt, amounts payable under this Agreement are exclusive of value added tax, sales tax, consumption tax and other similar taxes (“Indirect Taxes”). [***] The Parties shall cooperate in accordance with Applicable Law to minimize Indirect Taxes incurred in connection with this Agreement.
11.6 Records; Audit Rights.
(a) Records. Each Party shall keep complete, true, and accurate books and records in accordance with the Accounting Standards in relation to this Agreement, including with respect to Takeda, its Affiliates, and cause its sublicensees, in relation to Net Sales,

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royalties, Development Milestone Payments, and Commercialization Milestone Payments. Each Party shall keep such books and records for at least [***] ([***]) years following the Calendar Year to which they pertain or for such longer period of time as required under any Applicable Law.
(b) Audit Rights. Subject to the other terms of this Section 11.6, during the Term, at the request of each Party (“Auditing Party”), which shall not be made more frequently than [***] ([***]) time per Calendar Year, upon at least [***] ([***]) days’ prior written notice from the Auditing Party, and at the expense of the Auditing Party, the other Party (“Audited Party”) shall permit an independent, nationally-recognized certified public accountant selected by the Audited Party and reasonably acceptable to the Audited Party (the “Auditor”) to inspect, during regular business hours, the relevant records required to be maintained by the Audited Party under this Agreement to verify the accuracy of the payments made by the Audited Party to the Auditing Party; provided, however, that such audit right shall not apply to [***] and that [***]. Prior to its inspection, the Auditor shall enter into a confidentiality agreement with both Parties having obligations of confidentiality and non-use no less restrictive than those set forth in Article 9 and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties. The Auditing Party shall treat the results of any the Auditor’s review of the Auditing Party’s records as Confidential Information of the Audited Party subject to the terms of Article 9. In the event such audit leads to the discovery of a discrepancy to the Auditing Party’s detriment, the Audited Party shall, within [***] ([***]) days after receipt of such report from the Auditor, pay any undisputed amount of the discrepancy. The Auditing Party shall pay the Auditor’s full cost of the audit unless the underpayment of amounts due to the Auditing Party is more than [***] ([***]) of the amount due for the entire period being examined, in which case the Audited Party shall pay the reasonable cost charged by the Auditor for such review. Any undisputed overpayments by the Audited Party revealed by an examination shall be creditable toward any payments due to the Audited Party in the following Calendar Quarters and if no such payments are due in the following Calendar Quarter, the Audited Party shall pay the Auditing Party such overpayments within [***] ([***]) days of the receipt of the Auditor’s report. Takeda shall [***] include substantially similar rights as set forth in this Section 11.6 in any sublicense agreement with its sublicensee.
12. PUBLICATION
12.1 Inventions and Results. Codexis and Takeda shall not disclose or publish (including, without limitation, in any press releases, journal publications, and/or scientific presentations) any Inventions that may arise under this Agreement, including without limitation, the existence, or content, of patent applications that have not been published by the relevant patent office, without the prior written notice to (or consent of) the other Party, including any and all Results, as required in Section 12.2.
12.2 Prior Consent. Prior to disclosing or publishing any Inventions or Results, including (a) Takeda’s disclosure of Codexis Results (including any Codexis Results included in the Deliverables), (b) Codexis’s disclosure of Takeda Results or (c) Codexis’s disclosure of the Deliverables (including any Codexis Results included in such Deliverables), that arise under this Agreement, the Party that wishes to disclose or publish will provide the other Party with drafts of proposed abstracts, posters, manuscripts, or summaries of presentations that include such information relating to such Inventions. The non-disclosing Party will respond promptly and in any event no later than [***]

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([***]) days after receipt of such proposed publication or presentation, if such publication or presentation is an abstract, poster or a summary, and no later than [***] ([***]) days if such publication is a manuscript, or such other period as may be agreed to by the Parties. The disclosing Party will delay any such proposed publication or presentation for up to [***] ([***]) days to permit the non-disclosing Party to make filings for patent protection and will not disclose or publish any Confidential Information of the non-disclosing Party. Notwithstanding the foregoing, in no event will Takeda or its Affiliates make a publication or any other public disclosure with respect to the Codexis Platform without Codexis’s prior written consent. Notwithstanding the foregoing, in no event shall (a) Codexis or its Affiliates make a publication or any other public disclosure with respect to the Takeda’s Background IP, Takeda Foreground IP, Deliverables or Takeda Results without Takeda’s prior written consent and (b) Takeda or its Affiliates make a publication or any other public disclosure with respect to the Codexis’s Background IP, Codexis Foreground IP or Codexis Results without Codexis’s prior written consent.
12.3 Publicity. Each Party agrees not to issue any press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby that contains information not previously publicly disclosed in accordance with Section 9.4 or this Section 12 without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing and Article 9, the Parties agree to release a press release promptly upon the execution of this Agreement substantially in the form attached as Exhibit F hereto. Once any such press release is issued, each Party shall have the right to publicly refer to any information so publicly disclosed, including the existence of the relationship between the Parties hereunder and of this Agreement, without the consent of the other Party.
13. PATENT COMMITTEE
13.1 Patent Committee. Within [***] ([***]) days after the Effective Date, the Parties shall establish a patent committee (the “Patent Committee”) to discuss, oversee and coordinate the Prosecution (or abandonment) of Codexis Foreground Patents and Codexis Candidate/NAS Patents included under the Codexis Background IP, and Takeda Product Patents, enforcement and defense of such Patents, and defense against claims of infringement of Third Party patents relating to such Patents, all in accordance with the terms of this Agreement. In addition to disclosure of Inventions pursuant to Section 3.6, each Party shall disclose through the Patent Committee to the other Party any Inventions that may be Covered by a Codexis Foreground Patent, Codexis Candidate/NAS Patent included under the Codexis Background IP, or Takeda Product Patent, whether such Inventions are conceived or reduced to practice solely by a Party or jointly by the Parties.
13.2 Composition and Meetings. The Patent Committee shall be composed of [***] ([***]) employee from each of Takeda and Codexis knowledgeable in U.S. patent law and the technology areas that are the subject of this Agreement. The Patent Committee shall meet, in person, by teleconference, or by video-teleconference, at least [***] ([***]) time per [***], or more or less often as the Parties shall determine. In-person meetings shall alternate between Codexis and Takeda locations within the United States whenever possible unless otherwise agreed by the Parties. The first such meeting shall be within [***] ([***]) days after the Effective Date. Any member of the Patent Committee may designate a substitute, who shall be an employee of the applicable Party, to attend with prior written notice to the other Party. Ad hoc guests who are subject to written confidentiality obligations at least as stringent as the provisions in Article 9 or who are bound by attorney-client ethical obligations to maintain the confidentiality of Confidential Information may be invited to Patent Committee meetings. Each Party may replace its Patent Committee member with other of its

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employees with the qualifications set forth in this Section 13.2, at any time, upon written notice to the other Party.
13.3 Decisions. Decisions of the Patent Committee shall be made by consensus, with each Party having collectively [***] ([***]) vote in all decisions. The Patent Committee shall have only such powers as are specifically delegated to it in this Agreement and such powers shall be subject to the terms and conditions set forth herein. Without limiting the generality of the foregoing, the Patent Committee shall have no power to amend this Agreement or any Program Plan. If the Patent Committee is unable to reach a consensus decision on a matter that is within its decision-making authority within [***] ([***]) days after it has met and attempted to reach such decision, then such matter shall be submitted for resolution in accordance with Section 19.1.
13.4 Reports to the JSC. The Patent Committee shall provide status updates to the JSC [***] per [***] as long as the JSC is in existence and, thereafter, to the Parties; provided that the JSC shall have no decision making authority with respect to matters that are within the jurisdiction of the Patent Committee.
13.5 Duration. The Patent Committee shall endure for the Term and, by mutual agreement, beyond the Term. At any time when the Patent Committee no longer exists, decisions to be made by the Patent Committee hereunder shall be made by the mutual written agreement of the Parties.
14. PROSECUTION, MAINTENANCE, ENFORCEMENT AND DEFENSE
14.1 Prosecution.
(a) Codexis Patents. Codexis shall be responsible for the Prosecution of the Codexis Patents and shall keep Takeda reasonably informed of the status of such Prosecution. The costs and expenses related to the Prosecution of the Codexis Patents shall be borne [***]; provided, however, [***]. Through the Patent Committee, Codexis shall provide Takeda with a reasonable opportunity to review and comment substantively on the Prosecution of the [***] before taking material action, including by providing Takeda with a copy of material communications from any patent authority in the Territory regarding any [***], and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. The foregoing copy and draft shall be provided to Takeda through the Patent Committee in timely manner, at least [***] ([***]) days prior to [***]. Codexis shall use good faith efforts to incorporate into the relevant filing or submission all reasonable comments from Takeda. Without limiting the generality of the foregoing, at least [***] ([***]) days prior to the national phase filing deadline of any [***], Codexis shall notify Takeda’s representative on the Patent Committee of the countries in which Codexis plans to file. If there are any additional countries in which Takeda wishes the application to be filed, [***]. Should Takeda desire that a [***] be filed in any countries that are not contracting states to the Patent Cooperation Treaty, Takeda shall inform Codexis at least [***] ([***]) month prior to the filing deadline.
(b) Continued Prosecution by Codexis. Codexis shall notify Takeda of any decision not to file applications for, cease the Prosecution of, or not continue to pay the expenses for the Prosecution of, any [***] in any country(ies) within the Territory. Codexis shall provide such notice at least [***] ([***]) days prior to any filing or payment due date, or any other due date that requires action, in connection with such [***]. In such event, if Takeda

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provides a written notice expressing its interest in having such Codexis Patent Prosecuted in any such country(ies), Codexis shall permit Takeda, at Takeda’s cost and expense, to file or to continue Prosecution of such [***]. If Takeda assumes the cost and expense for the Prosecution of any Codexis Patents in any country pursuant to this Section 14.1(b) (“Takeda Prosecuted Codexis Patent”) and such Takeda Prosecuted [***] extends [***], then [***].
(c) Takeda Product Patents. Takeda shall be responsible for the Prosecution of (i) any Takeda Product Patents and (ii) any Patents that Covers the Background IP of Takeda at its sole cost and expense.
(d) Cooperation. Each Party hereby agrees to reasonably cooperate with one another with respect to the Prosecution of the Codexis Patents or Takeda Product Patents, as applicable, for which such Party is responsible pursuant to this Agreement, including by: (i) making its employees, and using reasonable efforts to make its licensees, sublicensees, independent contractors, agents and consultants, reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable such Party to undertake Prosecution of Patents as contemplated by this Agreement; and (ii) endeavoring in good faith to coordinate its efforts with the other Party to minimize or avoid interference with the Prosecution of the other Party’s Patents that are subject to this Agreement.
(e) Invoicing and Payment. Within [***] ([***]) days after each [***], Codexis shall invoice Takeda the amount that Takeda is responsible for sharing pursuant to Section 14.1(a) in such previous [***], with reasonable documentation evidencing [***]. Takeda shall pay Codexis within [***] ([***]) days following [***] and all payment shall be considered non-refundable, non-creditable and fully earned by Codexis as of date of the invoice.
14.2 Enforcement.
(a) Notice. Each Party shall promptly notify to the other Party’s representative on the Patent Committee of any infringement by a Third Party of any Codexis Patents or Takeda Product Patents in the Territory of which it becomes aware, including any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability, or non-infringement with respect to such Codexis Patent or Takeda Product Patent, as applicable (“Infringement Action”). In any such instance, the Parties shall as soon as practicable thereafter discuss in good faith the best response to such Infringement Action through the Patent Committee.
(b) [***]. [***] shall have the first right, but not the obligation, to bring and control any legal action or take such other actions as it deems appropriate in connection with any actual or potential Infringement Action of any [***]. [***] shall notify [***] of its election to take any action with respect to the [***] in accordance with Section 14.2(b) within the earlier of: (i) [***] ([***]) days after the first notice under Section 14.2(a); or (ii) [***] ([***]) days before any time limit set forth in the Applicable Law, including the time limits set forth under the Hatch-Waxman Act. Notwithstanding the foregoing sentence, [***] shall not initiate any such suit or take such other action with respect to any [***] without first consulting with [***] and giving good faith consideration to any reasonable objection from [***] regarding [***] proposed course of action. In the event that [***] elects not to initiate a lawsuit or take other action in connection with any actual or potential

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Infringement Action of any [***], [***] shall have the right, but not the obligation, to initiate such suit or take such other action, after providing [***] ([***]) days (or [***] ([***]) days in the event there is a time limit) notice to [***] and giving good faith consideration to [***] reason(s) for not initiating a suit or taking other action.
(c) [***]. [***] shall have the right, but not the obligation, to bring and control any legal action or take such other actions as it deems appropriate in connection with any actual or potential Infringement Action of any [***] anywhere in the Territory as it reasonably determines appropriate, at its cost and expense.
(d) Takeda Product Patents. Takeda shall have the sole right, but not the obligation, to bring and control any legal action or take such other actions as it deems appropriate in connection with any actual or potential Infringement Action of any Takeda Product Patents anywhere in the Territory as it reasonably determines appropriate, at its cost and expense.
(e) [***] Right to Control. If [***] intends to not bring or cease taking legal action or take other action to terminate such actual or potential Infringement Action of such [***], it shall notify [***] of such intent within [***] ([***]) days. In such event, [***] shall have the right, but not the obligation, to bring and control any legal action or take such other actions, at its sole cost and expense.
(f) Assistance and Preparation. The non-enforcing Party pursuant to this Section 14.2 shall reasonably assist the enforcing Party (at the enforcing Party’s cost and expense) in any Infringement Action if so requested by the enforcing Party (provided that such assistance be coordinated through the Parties’ Patent Committee members), and the non-enforcing Party shall lend its name and be joined as a party plaintiff to such action if reasonably requested by such enforcing Party or required by Applicable Law. The non-enforcing Party shall have the right to participate and be represented in any such action by its own counsel at its own cost and expense. The non-enforcing Party shall cooperate, at the enforcing Party’s cost and expense, with the enforcing Party in investigating or terminating any suspected infringement, whether through legal action, negotiation or otherwise, including by producing all reasonably pertinent records, papers, information, samples, specimens and similar items, and directing its employees to testify and grant interviews, upon the request of the enforcing Party. The enforcing Party shall keep the non-enforcing Party reasonably informed of the status of the action through the enforcing Party’s Patent Committee members. Notwithstanding anything to the contrary in this Agreement, the non-enforcing Party shall bear all of its own internal costs incurred in connection with its activities under this Section 14.2.
(g) Disposition of Infringement Actions. The enforcing Party of an Infringement Action of any Codexis Candidate/NAS Patent under this Section 14.2 shall not enter into any settlement, consent judgment or other voluntary final disposition with the prior written consent of the non-enforcing Party, such consent not to be unreasonably withheld, delayed or conditioned.
14.3 Defense.
(a) Third Party Infringement Claim. Each Party shall promptly notify the other Party of any claim alleging that the Non-Gene Therapy Research, Evaluation Research, Development, Manufacture, or Commercialization of any Candidates, corresponding Nucleic Acid Sequences and/or Products in the Territory infringes, misappropriates, or otherwise violates

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any Patents, Know-How, or other Intellectual Property rights of any Third Party (“Third Party Infringement Claim”). In any such instance, the Parties shall as soon as practicable thereafter discuss in good faith the best response to such notice of such Third Party Infringement Claim through the Patent Committee.
(b) Right to Defend. Codexis shall have the sole right, but not the obligation, to defend, and take other actions (including to settle) with respect to any claim of Third Party Infringement Claim alleging that Codexis’ use of the Codexis Platform IP in the performance of Codexis’ obligations under a Program Plan infringes, misappropriates, or otherwise violates any Patents, Know-How, or other Intellectual Property rights of any Third Party, at Codexis’s sole discretion, cost, and expense, and Takeda shall have the right to be represented in any such action by counsel of its own choice at Takeda’s sole cost and expense. Takeda shall have right, but not the obligation, to defend, and take other actions (including to settle) with respect to any claim of Third Party Infringement Claim alleging that the Non-Gene Therapy Research, Development, Manufacture, or Commercialization of any Candidate, corresponding Nucleic Acid Sequences or Products infringes, misappropriates, or otherwise violates the Intellectual Property of any Third Party, at Takeda’s sole discretion, cost, and expense, and Codexis shall have the right to be represented in any such action by counsel of its own choice at Codexis’s sole cost and expense. If Takeda intends not to defend, and take other actions with respect to such claim of Third Party Infringement Claim, it shall notify Codexis of such intent within [***] ([***]) days. In such event, Codexis shall have the right to defend, and take other actions (including to settle) with respect to such claim of Third Party Infringement Claim, at its sole cost and expense. In no event shall either Party settle or otherwise compromise any Third Party Infringement Claim by admitting that any Codexis Patent or Takeda Patent is invalid or unenforceable without first obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed.
14.4 Recovery. In the event that a Party recovers any damages or other sums as a result of any action under Section 14.2 or Section 14.3, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including attorneys’ fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared [***]. If Codexis is the enforcing or defending Party and, after such reimbursement of the Parties’ costs and expenses, any funds shall remain from such damages or other sums recovered, such remaining funds shall [***] ([***]) to [***]. If Takeda is the enforcing or defending Party and, after such reimbursement of the Parties’ costs and expenses, any funds shall remain from such damages or other sums recovered, such remaining funds shall [***].
15. TERM AND TERMINATION
15.1 Term. This Agreement will commence on the Effective Date and will remain in full force and effect until it expires or earlier terminates as follows (the “Term”):
(a) on a Product-by-Product and country-by-country basis, this Agreement shall expire on the date of the expiration of the Royalty Term with respect to such Product in such country; and
(b) this Agreement shall expire in its entirety upon the expiration of all applicable Royalty Terms under this Agreement with respect to the Products in all countries in the Territory.

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15.2 Termination. This Agreement may be terminated prior to the expiration of the Term as applicable, as follows.
(a) Mutual Agreement. Upon the mutual written agreement of the Parties, this Agreement may be terminated as of the date agreed by the Parties in such written agreement.
(b) Termination by Takeda of a Program. Subject to Section 5.3, with respect to each Program during the applicable Program Period, Takeda may terminate this Agreement on a Program-by-Program basis at will at any time upon [***] ([***]) days’ prior written notice to Codexis.
(c) Termination by Takeda of a Product. Subject to Section 15.2(b), after the Program Period, Takeda may terminate this Agreement on a Product-by-Product basis, at will at any time upon [***] ([***]) days’ prior written notice to Codexis.
(d) Termination by Takeda of the Agreement in its Entirety. Takeda may terminate this Agreement in its entirety at will at any time upon [***] ([***]) days’ prior written notice to Codexis, provided that Takeda may not terminate this Agreement in accordance with this Section 15.2(d) if the Program Period for any Program has been less than twelve (12) months (except for a case where all Programs are terminated pursuant to Section 15.2(b)).
(e) Termination for Material Breach. A Party shall have the right to terminate this Agreement in such Party’s sole discretion, upon delivery of written notice to the other Party in the event of any material breach by such other Party of this Agreement, provided that such breach has not been cured within [***] ([***]) days after written notice thereof is given by the terminating Party specifying the nature of the alleged material breach in reasonable detail (the “Cure Period”). If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party that disputes whether there has been a material breach may contest the allegation in accordance with Article 19. In the event of such dispute, the Cure Period for any disputed breach will run from the date that written notice was first provided to the breaching Party by the terminating Party through the [***] ([***]) day after the resolution of such dispute pursuant to Article 19, and it is understood and acknowledged that, during the pendency of such a dispute brought pursuant to this Section 15.2(e) and until such [***] ([***]) day after the resolution of such dispute pursuant to Article 19, all of the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement.
(f) Termination for Bankruptcy. If either Party makes a general assignment for the benefit of, or an arrangement or composition generally with, its creditors, appoints or suffers appointment of an examiner or of a receiver or trustee over all or substantially all of its property, passes a resolution for its winding up, or files a petition under any bankruptcy or insolvency act or law or has any such petition filed against it which is not dismissed, discharged, bonded, or stayed within [***] ([***]) days after the filing thereof and seeks to reject this Agreement, the other Party may terminate this Agreement in its entirety, effective immediately upon written notice to such Party. For purposes of Section 365(n) of the U.S. Bankruptcy Code (the “Code”) and any similar laws in any other country, all rights and licenses granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of the Code). The Parties agree that

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the licensee of such rights under this Agreement will retain and may fully exercise all of its protections, rights and elections under the Code and any similar laws in any other country.
(g) Termination by Takeda for Safety Reason. Takeda shall have the right, on a Product-by-Product basis, to terminate this Agreement, at any time after the Effective Date, upon providing sixty (60) days’ prior written notice to Codexis: (i) [***]; or (ii) [***].
(h) Termination by Codexis for Shelving. On a Product-by-Product basis, if at any time during the Term after the expiry of each Program Period and Takeda’s receipt of the Deliverables pursuant to Section 3.7, Takeda has not, for [***], either directly or through its Affiliate, sublicensee or Third Party contractor, engaged in [***] in support of the [***] of any Product in the applicable Field (“Takeda Shelving”), in or for [***], Codexis may terminate this Agreement with respect to such Product with [***] ([***]) days’ prior written notice to Takeda, unless [***]. For clarity, if Takeda is engaging in [***], either directly or through its Affiliate, sublicensee or Third Party contractor, in support of the [***] of a Product in the applicable Field (e.g., a lead product) but has not, for [***], either directly or through its Affiliate, sublicensee or Third Party contractor, engaged in [***] in support of the [***] of other Product(s) (e.g., back-up products) in the same Field, Codexis does not have a right to terminate this Agreement with respect to such other Product(s) pursuant to this Section 15.2(h). For further clarification, whether the activities being undertaken by Takeda or on behalf of Takeda are “[***]” for the purpose of this Section 15.2(h) shall be determined based on those activities taken as a whole, in light of then-current facts and circumstances related to any Products in the applicable Field, and such determination shall be subject to the dispute resolution procedures in Article 19.
15.3 Effects of Expiration or Termination
(a) General. Termination or expiration of this Agreement for any reason will not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration. In the event this Agreement is not terminated in its entirety, but rather is terminated with respect to one or more Programs or Products (the “Terminated Product”), then, notwithstanding anything to the contrary contained in this Section 15.3, the consequences of termination described under this Section 15.3 shall only apply to the Terminated Program or Terminated Product, and this Agreement shall remain in full force and effect in accordance with its terms with respect to all Programs and Products other than the Terminated Program and Terminated Products.
(b) Termination of this Agreement. In the event of termination of this Agreement with respect to any Terminated Program or Terminated Product or in its entirety:
(i) The licenses granted by each Party to the other Party in Section 10.2 shall terminate as of the effective date of termination and neither Party shall not have any rights to use or exercise any rights under the other Party’s Intellectual Property rights licensed therein;

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(ii) Each Party shall comply with the return and destruction obligations with respect to Confidential Information and any Know-How of the other Party that are in its or its Affiliates’, sublicensees’ or Third Party contractors’ possession or control in accordance with Article 9;
(iii) (A) With respect to each Terminated Program, the defined terms Candidates, Field, Nucleic Acid Sequences, Products and Target Genes shall be construed to exclude the applicable Terminated Program’s corresponding Candidate, Field, Nucleic Acid Sequence, Product and Target Gene as of the effective date of termination; (B) with respect to each Terminated Product, the defined term Product shall be construed to exclude the applicable Terminated Product, provided, for clarity, if Takeda retains any other Products in the same Field as the Terminated Product, then Takeda’s rights to such other Products and corresponding Candidate, Field, Nucleic Acid Sequence and Target Gene shall be retained for the purposes of this Agreement, and (C) upon termination of this Agreement in its entirety with respect to a Field, the defined terms Candidate, Nucleic Acid Sequence, Product and Target Gene shall be construed to exclude all Candidates, Nucleic Acid Sequences, Products and Target Genes in the terminated Field;
(iv) (A) With respect to each Terminated Program and Terminated Product, Codexis shall be free to Exploit the corresponding Candidates, Nucleic Acid Sequences, and Target Genes; and (B) with respect to each terminated Field, Codexis shall be free to Exploit such Field.
(v) License Grant to Codexis
(A) The termination of this Agreement shall not affect each Party’s ownership of Intellectual Property; provided, however, in case of termination of this Agreement in its entirety or with respect to a Field (except in the case of termination by Takeda pursuant to Section 15.2(e) (Codexis’s Material Breach), Section 15.2(f) (Codexis’s Insolvency) or Section 15.2(g)(ii) (Termination by Takeda for Safety Reason) and in case of termination by [***] pursuant to [***], Takeda shall, upon written request by Codexis, negotiate with Codexis in good faith to grant Codexis (I) [***] and (II) [***] in each case of (I) and (II) to the extent [***].
(B) Notwithstanding the foregoing, in the event of termination of this Agreement in its entirety or with respect to a Field by Codexis pursuant to Section 15.2(e) (Takeda’s Material Breach) or Section 15.2(f) (Takeda’s Insolvency), Takeda shall grant Codexis [***] solely for [***] to [***].
(c) Expiration of this Agreement. Upon the expiration of the Royalty Term for a Product in a particular country, the license granted to Takeda under Section 10.2 of this Agreement with respect to such Product in and for such country shall become fully-paid, royalty free, perpetual and irrevocable.
(d) Survival. Termination or expiration of this Agreement (i) shall not relieve either Party of any obligation, or deprive either Party from any benefit, accruing prior thereto and (ii) shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Agreement. The following provisions shall

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survive termination or expiration of this Agreement: Articles or Sections 1, 3.5, 3.6, 3.8(c) (last two sentences only), 4.3 (proviso only), 8.1 through 8.3 (subject to Section 8.5), 8.5, 9, 10.1, 10.4, 11.4, 11.5, 11.6, 12, 13 (to the extent the Patent Committee endures beyond the Term), 14, 15.3, 16 (except for Section 16.4), 17, 18, 19 and 20.
16. REPRESENTATIONS AND WARRANTIES; Covenants.
16.1 Mutual Representations and Warranties. Codexis and Takeda each hereby represents and warrants to the other as of the Effective Date as follows:
(a) Organization. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.
(b) Authorization. The execution and delivery of this Agreement and the performance by it of its obligations contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) such Party’s charter documents, bylaws, or other organizational documents, (ii) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (iii) any requirement of any Applicable Law, or (iv) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.
(c) Binding Agreement. This Agreement is, and will continue to be, a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).
(d) Consents and Approvals. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any third party or any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement by such Party or the performance by such Party of its obligations contemplated hereby or thereby (other than Regulatory Approvals, Pricing Approvals and similar authorizations from Governmental Authorities necessary for the Exploitation of the Products as contemplated hereunder).
(e) Compliance with Law. To each Party’s knowledge, neither Party or any of its Affiliates, nor any of its or their respective officers, employees, agents, advisors, consultants or other representatives has (i) made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Exploitation of the Nucleic Acid Sequences or Candidates, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Exploitation of the Nucleic Acid Sequences or Candidates, or (iii) committed an act, made a statement, or failed to make a statement with respect to the Exploitation of the Nucleic Acid Sequences or Candidates that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in U.S. 56 FR 46191 and any amendments thereto or any analogous Applicable Law or policies in the Territory outside the U.S.

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(f) No Debarment. Neither Party nor any of its respective Affiliates has been debarred by the FDA, is not subject to any similar sanction of other Governmental Authorities in the Territory.
16.2  Mutual Covenants. Codexis and Takeda each hereby covenants to the other as of the Effective Date and hereinafter during the Term as follows:
(a) Compliance with Applicable Law. Each Party and its Affiliates shall during the Term conduct all activities in connection with this Agreement in all material respects in accordance with Applicable Law.
(b) No Debarment. To its knowledge, neither Party nor any of its respective Affiliates will engage, in any capacity, in connection with this Agreement or any ancillary agreements (if any), any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA. Each Party shall inform the other Party in writing promptly if it or any Person engaged by it or any of its Affiliates who is performing services under this Agreement or an ancillary agreement (if any) is debarred or is the subject of a conviction described in Section 306 of the FFDCA or under a similar sanction of other Governmental Authorities, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to the debarment or conviction of such Party, any of its Affiliates or any such Person performing services hereunder or thereunder.
(c) Transparency Reporting. Each Party shall be responsible for tracking and reporting transfers of value initiated and controlled by its and its Affiliates’ employees, contractors, and agents pursuant to the requirements of the transparency laws of any Governmental Authority in the Territory, including Section 6002 of ACA, commonly referred to as the “Sunshine Act.”
(d) No Encumbrances. During the Term, neither Party shall, nor shall cause its Affiliates not to, grant to any Third Party rights that encumber or materially conflict with the rights granted to the other Party under this Agreement or the rights necessary for such Party to fulfil its obligations hereunder.
(e) Assignment of Rights in Inventions. To the extent permissible under Applicable Law and necessary for each Party to comply with its obligations under this Agreement, all employees of each Party or its Affiliates performing activities under this Agreement shall be under an obligation to assign all right, title and interest they may have in the Inventions to such Party or its Affiliate(s).
16.3 Additional Representations and Warranties. Codexis hereby represents and warrants to Takeda as of the Effective Date:
(a)  Control of Codexis Technology. Codexis Controls the Codexis Technology and has all rights necessary to grant the licenses under the Codexis Technology that it grants to Takeda under this Agreement.
(b) Non-Infringement. To Codexis’s knowledge, there is no actual or threatened infringement or misappropriation of the Codexis Technology by any Person in the applicable Field of the Initial Programs that materially affects the rights granted to Takeda in this Agreement.

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(c) Non-Encumbrance. Codexis Technology is free and clear of any mortgage, pledge, claim, security interest, lien, or charge of any kind, including any mortgage, pledge, claim, security interest, lien or charge of any kind.
(d) Prosecution of Codexis Candidate/NAS Patents. Codexis Candidate/NAS Patents that are Codexis’s Background IP are being duly Prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and all applicable fees have been paid on or before due date for payment.
(e) Assignment of Rights in Codexis Technology. All current and former officers, employees, agents, advisors, consultants, contractors or other representatives of Codexis or any of its Affiliates who are inventors of or have otherwise contributed in a material manner to the creation or development of any Codexis Technology licensed to Takeda have executed and delivered to Codexis or any such Affiliate an assignment or other agreement regarding the assignment to Codexis or any such Affiliate. To the knowledge of Codexis, no current and former officer, employee, agent, advisor, consultant or other representative of Codexis or any of its Affiliates is in violation of any material terms of any such agreement.
(f) Non-Invalidation Claim of [***]. To Codexis’s knowledge, there are no claims, judgments, or settlements against, or amounts with respect thereto owed by, Codexis or any of its Affiliates relating to the [***]. To Codexis’s knowledge, no claim or litigation is pending or threatened by any Person, and Codexis has no knowledge of any written claim, whether or not asserted, alleging that (i) any of [***] is invalid or unenforceable, or (ii) [***], or the disclosing, copying, making, assigning, or licensing thereof, violates, infringes, or otherwise conflicts or interferes with, or would violate, infringe, or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person.
(g) Third Party Agreement with respect to pre-existing Candidate and Nucleic Acid Sequence. Codexis has maintained and has not breached in any material respect any agreements with any Third Party relating to any Candidates or Nucleic Acid Sequences that are Codexis’s Background IP, and after the Effective Date, Codexis shall maintain in good standing all such agreements with Third Parties related to any Candidates or Nucleic Acid Sequences. For the avoidance of doubt, the obligations imposed under this Section 16.2(h) shall not apply with respect to agreements with any Third Party for (i) commercially available off-the-shelf software that is not material to Codexis, or that is licensed to Codexis for a one-time or annual fee of [***] or less; or (ii) commercially available products or services that are not material to Codexis, unless breach, termination or amendment of any such agreements would adversely affect any of Takeda’s rights or benefits under this Agreement.
16.4 Compliance with Anti-Corruption Laws. In connection with the Agreements, neither Party nor any of its officers, directors and employees or any of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the subject matter of this Agreement (the “Representatives”) shall offer to make, make, promise, authorize, or accept any payment or the giving of anything of value, including, bribes, either directly or indirectly, to or from any public official, Governmental Authority, Regulatory Authority, or any other person for the purpose of influencing, inducing, or rewarding any act, omission, or decision in order to secure an improper advantage, or obtain or retain business. Each Party and its Representatives shall comply with all Anti-Corruption Laws. Each Party shall notify the other Party immediately upon becoming aware of any breach of its obligations under this Section 16.4. In the event that a Party violates any Anti-

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Corruption Law or otherwise breaches this Section 16.4, the other Party may terminate this Agreement immediately upon providing written notice to the breaching Party.
16.5 DISCLAIMER. ANY PROTEIN SEQUENCE(S) DELIVERED PURSUANT TO THIS AGREEMENT ARE EXPERIMENTAL IN NATURE AND MAY HAVE HAZARDOUS PROPERTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 16, CODEXIS MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO ANY MATERIALS OR TECHNOLOGY SUPPLIED BY IT TO TAKEDA HEREUNDER OR THAT THE ACTIVITIES CONTEMPLATED BY THE PROGRAM PLAN(S) WILL BE SUCCESSFUL OR DEVELOP ANY PROTEIN SEQUENCE(S). EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 16, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF QUALITY, MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, OR NON-INFRINGEMENT.
17. LIMITATIONS OF LIABILITY. IN NO EVENT SHALL either party OR ANY OF ITS AFFILIATES BE LIABLE HEREUNDER TO the other party OR ANY OF ITS AFFILIATES OR ANY THIRD PARTY in connection with this agreement FOR SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, damage to goodwill, WHETHER FORESEEABLE OR NOT, PROVIDED THAT THE FOREGOING SHALL NOT LIMIT EITHER PARTY’S LIABILITY WITH RESPECT TO Article 9 OR ARTICLE 18 (INDEMNIFICATION).
18. INDEMNIFICATION.
18.1 Indemnification by Takeda. Takeda shall indemnify, defend, and hold harmless Codexis, its Affiliates, and its and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “Codexis Indemnitees”) from and against any and all Damages to the extent arising out of, directly or indirectly, any Third Party Claim based upon:
(a) [***] by or on behalf of Takeda, its Affiliates, or its sublicensees;
(b) [***] of Takeda or its Affiliates or sublicensees, or its or their respective directors, officers, employees, or agents, in connection with Takeda’s performance of its obligations under this Agreement; or
(c) [***] by Takeda of any of its [***] under this Agreement;
provided, however, that, in each case of Section 18.1(a), Section 18.1(b) or Section 18.1(c), such indemnity shall not apply to the extent Codexis has an indemnification obligation pursuant to Section 18.2 for such Damages.
18.2 Indemnification by Codexis. Codexis shall indemnify and hold harmless Takeda, its Affiliates, and its and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “Takeda Indemnitees”), from and against any and all Damages to the extent arising out of, directly or indirectly, any Third Party Claim based upon:

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(a) the use of Codexis Platform by or on behalf of Codexis or its Affiliates in the Programs;
(b) [***] of Codexis or its Affiliates or its or their respective directors, officers, employees, or agents, in connection with Codexis’s performance of its obligations under this Agreement; or
(c) [***] by Codexis of any of its [***] under this Agreement;
provided, however, that, in each case of Section 18.2(a), Section 18.2(b) or Section 18.2(c), such indemnity shall not apply to the extent Takeda has an indemnification obligation pursuant to Section 18.1 for such Damages.
18.3 Procedure.
(a) Indemnification Claim Notice. If a Party is seeking indemnification under Section 18.1 or Section 18.2, as applicable (the “Indemnitee”), it shall inform the other Party (the “Indemnitor”) of the claim giving rise to the obligation to indemnify pursuant to Section 18.1 or Section 18.2, as applicable, as soon as reasonably practicable after receiving notice of the claim (an “Indemnification Claim Notice”); provided, that any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnitee’s rights to indemnification under Section 18.1 or Section 18.2, as applicable, except to the extent that such delay or failure materially prejudices the Indemnitor’s ability to defend against the relevant claims.
(b) Defense. Upon receipt of notice under this Section 18.3(b) from the Indemnitee, the Indemnitor will have the duty to either compromise or defend, at its own expense and by counsel (reasonably satisfactory to Indemnitee) such Third Party Claim. The Indemnitor will promptly (and in any event not more than [***] ([***]) days after receipt of the Indemnitee’s original notice pursuant to Section 18.3(a)) notify the Indemnitee in writing that it acknowledges its obligation to indemnify the Indemnitee with respect to the Third Party Claim pursuant to this Article 18 and of its intention either to compromise or defend such Third Party Claim. Once the Indemnitor gives such notice to the Indemnitee, the Indemnitor is not liable to the Indemnitee for the fees of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than the Indemnitee’s reasonable out of pocket Third Party expenses related to its investigation and cooperation. Notwithstanding the foregoing, at Indemnitor’s sole cost and expense, the Indemnitee shall cooperate with the Indemnitor and the Indemnitor’s insurer as the Indemnitor may reasonably request. The Indemnitor shall keep the Indemnitee informed on a reasonable and timely basis as to the status of such Third Party Claim (to the extent the Indemnitee is not participating in the defense of such Third Party Claim) and conduct the defense of such Third Party Claim in a prudent manner. The Indemnitee shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnitor.
(c) Settlement. The Indemnitor shall not settle any claim without first obtaining the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned, or delayed; provided, however, that the Indemnitor shall not be required to obtain such consent if the settlement: (i) [***]; (ii) does not require [***]; and (iii) does not [***]. The Indemnitee shall not settle or compromise any such claim without first obtaining the prior written consent of the Indemnitor.

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19. DISPUTE RESOLUTION
19.1 Amicable Resolution. In the event the Parties or their representatives are unable to agree upon (a) any matter properly coming before the JSC or any subcommittee thereof or the Patent Committee, which neither Party has the right to decide in its sole discretion, or (b) any other dispute or disagreement between the Parties arising from or in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party hereunder (each of the disputes described in (a) and (b), a “Dispute”), the Parties shall promptly refer such Dispute to the senior executives of each Party, whereby as of the Effective Date such senior executives shall be the [***] for Codexis and [***] for Takeda (the “Senior Officers”). If the Senior Officers are unable to resolve such Dispute within [***] ([***]) Business Days after submission of such matter to the Senior Officers, then the Dispute shall be resolved as provided in Section 19.2 or Section 19.3, as applicable.
19.2 Arbitration. Any unresolved Disputes which were subject to the Senior Officers’ amicable resolution process and unsuccessfully resolved pursuant to the procedures of Section 19.1 shall be resolved by final and binding arbitration. Whenever a Party decides to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Arbitration shall be held in New York, New York, according to the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) in effect at the Effective Date, except as they may be modified herein or by mutual agreement of the Parties. All arbitration proceedings shall be conducted by three (3) arbitrators unless otherwise mutually agreed by the Parties. The claimant and the respondent shall each nominate an arbitrator in accordance with the ICC Rules, and the third arbitrator, who shall be the president of the arbitral tribunal, shall be appointed by the two (2) Party-appointed arbitrators in consultation with the Parties. The Parties undertake to maintain confidentiality as to the existence of the arbitration proceedings and as to all submissions, correspondence, and evidence relating to the arbitration proceedings. This Section 19.2 shall survive the termination of the arbitral proceedings. No arbitrator (nor any arbitral tribunal) shall have the power to award punitive damages under this Agreement, and such award is expressly prohibited. Decisions of the arbitrator(s) shall be final and binding on the Parties. Judgment on the award so rendered may be entered in any court of competent jurisdiction. The costs of the arbitration shall be shared by the Parties during the course of such arbitration, as assessed by the International Chamber of Commerce, and shall be borne as determined by the arbitrator(s).
19.3 Injunctive Relief. Notwithstanding anything to the contrary, either Party may at any time seek to obtain preliminary injunctive relief or other applicable provisional relief from a court of competent jurisdiction with respect to an issue arising under this Agreement if the rights of such Party would be prejudiced absent such relief. A request by a Party to a court of competent jurisdiction for interim measures necessary to preserve the Party’s rights, including attachments or injunctions, shall not be deemed incompatible with, or a waiver of, the agreement to mediate or arbitrate contained in this Section 19.3, or the availability of interim measures of protection under the ICC Rules. Notwithstanding anything to the contrary in this Section 19.3, any disputes regarding the scope, validity, enforceability, or inventorship of any Patents shall be submitted for final resolution by a court of competent jurisdiction.
20. MISCELLANEOUS
20.1 Notices. Any notice required or permitted to be given by the Parties pursuant to this Agreement shall be in writing and shall be (a) delivered by hand, (b) delivered by overnight courier with tracking capabilities, (c) mailed postage prepaid by first class, registered or certified mail, or (d)

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transmitted by facsimile or electronic mail, with confirmation copy by mail as provided in (c), and in each case addressed to the recipient Party as set forth below, unless changed by notice so given:
If to Takeda: Shire Genetic Therapies, Inc.
[***]

        With a copy to: [***]
[***]
         If to Codexis: Codexis, Inc.
[***]
20.2 Entire Agreement. The Parties agree that this Agreement, together with any Program Plan agreed upon pursuant hereto, embodies the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous and contemporaneous communications, either verbal or written, between the Parties relating to the subject matter hereof.
20.3 Independent Contractor. It is expressly agreed that Codexis, on the one hand, and Takeda, on the other hand, shall be independent contractors. Neither Party shall have any right, power or authority to bind the other or assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other. This Agreement is not intended to create or imply a partnership, joint venture or agency for tax or any other purposes.
20.4 Contingencies. Except for the payment of money, each Party shall be excused from performing its obligations under this Agreement if its performance is delayed or prevented by any cause beyond such Party’s control, including but not limited to, acts of God, fire, explosion, disease, weather, war, insurrection, civil strife, riots, government action, or power failure; provided that the affected Party notifies the unaffected Party as soon as reasonably possible. Performance shall be excused only to the extent of and during the reasonable continuance of such disability. Any deadline or time for performance specified which falls due during or subsequent to the occurrence of any of the disabilities referred to herein shall be automatically extended for a period of time equal to the period of such disability.
20.5 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a Force Majeure affecting such Party. If a Force Majeure persists for more than [***] ([***]) days, then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure.
20.6 Assignment. This Agreement shall not be assigned by either Party, in whole or in part, without the prior written consent of the other Party, except that either Party may assign this Agreement without consent to an Affiliate or to a Third Party which acquires all or substantially all of that portion of the business of the assigning Party to which this Agreement pertains, whether by merger,

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acquisition, consolidation, sale of assets, operation of law, or otherwise. Any purported assignment not in compliance with this Section 20.6 shall be null and void.
20.7 Waiver. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any term, provision, or condition of this Agreement. This Agreement may not be altered, amended or modified in any way except by a writing signed by both Parties.
20.8 Joint Drafting. The Parties acknowledge that this Agreement was jointly drafted by both Parties and, accordingly, any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.
20.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall have no force or effect on this Agreement.
20.10 Compliance with Law. The release of any Confidential Information of Codexis or Takeda will be conditioned upon and subject to the other Party’s compliance with legal requirements that are applicable to this Agreement, including applicable United States export laws and regulations and other United States restrictions on the export, re-export or other transfer of United States technology to countries, entities and persons that are subject to United States sanctions, embargoes, or other prohibitions. Each Party will comply with all such Applicable Law, rules and regulations in the use of and further disclosure or transfer of the Confidential Information of the other Party and agrees to pay any and all taxes and import duties, charges, assessments, or other fees to governmental authorities (both United States and foreign) that may be assessed in the provision of such data and Confidential Information to the other Party. The obligations regarding export laws, regulations and requirements will survive the expiration, cancellation, or termination of this Agreement.
20.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall constitute one and the same Agreement. For purposes of executing this agreement, a facsimile (including a “portable document format” (“.pdf”) image delivered via email) copy of this Agreement, including the signature pages, will be deemed an original.
20.12 Interpretation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any applicable laws herein will be construed as referring to such laws as from time to time enacted, repealed or amended, (c) any reference herein to any person will be construed to include the person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement

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in its entirety and not to any particular provision hereof, (e) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto relating to such terms except as such Party may determine in such Party’s sole discretion, (f) all references herein to Articles, Sections or Exhibits will be construed to refer to Articles, Sections and Exhibits to this Agreement, (g) the word “days” means calendar days unless otherwise specified, (h) except as otherwise expressly provided herein all references to “$” or “dollars” refer to the lawful money of the U.S., and (i) the words “copy” and “copies” and words of similar import when used in this Agreement include, to the extent available, electronic copies, files or databases containing the information, files, items, documents or materials to which such words apply. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions. The language in this Agreement is to be construed in all cases according to its fair meaning.

[Signature page follows]
 IN WITNESS WHEREOF, a duly authorized representative of each Party has executed this Agreement as of the dates identified below, but the Agreement shall become effective on the Effective Date.

Codexis, Inc.      Shire Human Genetic Therapies, Inc.
By: /s/ John Nicols     By: /s/ Madhusudan Natarajan
Title: President & CEO     Title: Head Rare Diseases DDU
Date: March 19, 2020     Date: March 19, 2020

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Exhibit A

Reserved Target Indications

[***]
Omitted pursuant to Regulation S-K, Item 601(a)(5)

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Exhibit B
Fabry Program Research Plan
[***]

Omitted pursuant to Regulation S-K, Item 601(a)(5)

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Exhibit C
Pompe Program Research Plan
[***]

Omitted pursuant to Regulation S-K, Item 601(a)(5)

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Exhibit D
[***] Program Research Plan
[***]

Omitted pursuant to Regulation S-K, Item 601(a)(5)

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Exhibit E

Form of Material Transfer Notice

[***]

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Exhibit F

Press Release

Codexis Signs Strategic Collaboration and License Agreement with Takeda to Advance Novel Gene Therapies for Rare Genetic Disorders
Partnership to leverage Codexis’ protein engineering platform for the discovery and development of novel transgenes for lysosomal storage disorders and blood factor deficiencies

Redwood City, CA (March 23, 2020) -- Codexis, Inc., a leading protein engineering company and developer of novel biotherapeutics, announces the signing of a strategic collaboration and license agreement with Takeda Pharmaceutical Company Limited (Takeda), for the research and development of novel gene therapies for certain disease indications, including the treatment of lysosomal storage disorders and blood factor deficiencies.
Under the terms of the agreement, Codexis will generate novel gene sequences encoding protein variants tailored to enhance efficacy as a result of increased activity, stability, and cellular uptake using its CodeEvolver® protein engineering platform. Takeda will combine these improved transgenes with its gene therapy capabilities to generate novel candidates for the treatment of rare genetic disorders.
“Our CodeEvolver® platform technology enables the rapid engineering of novel genetic sequences that encode more efficacious proteins. The prospects of these improved sequences for the development of differentiated gene therapies for rare disease patients therefore holds great promise," stated John Nicols, Codexis’ President and CEO. “Takeda’s expertise in developing novel treatments for patients with rare genetic disorders, and its commitment to developing the best possible gene therapies, makes Takeda an ideal partner for our growing Novel Biotherapeutics business unit." Gjalt Huisman, Codexis’ Senior Vice-President, and General Manager, Novel Biotherapeutics added, "We are looking forward to working with Takeda to advance our pre-clinical assets for Lysosomal Storage Disorders, and to broaden our biotherapeutics pipeline to now also include blood factor disorders."

Terms of Agreement
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Under the terms of the agreement, the parties will begin collaborative work on three initial programs. Codexis is responsible for the creation of novel enzyme sequences for advancement as gene therapies into pre-clinical development. Takeda is responsible for the pre-clinical and clinical development and commercialization of gene therapy products resulting from the collaboration programs. Under the terms of the agreement, in addition to the three initial programs, Takeda may initiate up to four additional programs for separate target indications. Subject to the terms of the agreement, Codexis is eligible to receive an upfront payment, reimbursement for research and development fees, development and commercial milestone payments, and low- to mid-single digit percentage royalties on sales of any commercial product developed through such initial programs and any other programs that Takeda may elect under the agreement. Back Bay Life Science Advisors served as strategic and financial advisors to Codexis.

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About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® protein engineering technology to develop proteins for a variety of applications, including enzymes as biotherapeutics, as biocatalysts for the commercial manufacture of pharmaceuticals and fine chemicals, industrial enzymes, and for use in molecular diagnostics. For its Biotherapeutics pipeline, Codexis’ technology enables improvements in protein efficacy, through enhancement of activity, affinity, stability, as well as uptake by target cells. For more information, see www.codexis.com

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding the prospects for the development and future commercialization by Takeda of novel gene therapies for specified target indications. . You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers; and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2020, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations
Jody Cain, 310-691-7100
jcain@lhai.com

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Schedule 1.37

Codexis Platform
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Omitted pursuant to Regulation S-K, Item 601(a)(5)

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